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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                             ARMOR HOLDINGS, INC.,

                          THE NEALE A. PERKINS TRUST,
         THE SCOTT T. O'BRIEN AND VICTORIA S. O'BRIEN REVOCABLE TRUST,
          THE DAVID M. HOLMES AND KATHERINE C. HOLMES REVOCABLE TRUST,
              NEALE A. PERKINS, DAVID M. HOLMES, SCOTT T. O'BRIEN

                                      AND

                             SAFARI LAND LTD., INC.

                     with respect to the purchase of all of
                  the issued and outstanding capital stock of

                             SAFARI LAND LTD., INC.



                                   ---------

                                 April 12, 1999

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                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT (the "AGREEMENT"), dated as of April 12, 1999, by and among SAFARI LAND LTD., INC., a California corporation (the "COMPANY"), THE NEALE A. PERKINS TRUST, THE SCOTT T. O'BRIEN AND VICTORIA S. O'BRIEN REVOCABLE TRUST and THE DAVID M. HOLMES AND KATHERINE C. HOLMES REVOCABLE TRUST (collectively the "TRUSTS"), NEALE A. PERKINS ("PERKINS"), SCOTT T. O'BRIEN ("O'BRIEN") and DAVID M. HOLMES ("HOLMES," together with Perkins and O'Brien, collectively, the "EXECUTIVES;" and together with the Trusts, collectively the "SELLERS") and ARMOR HOLDINGS, INC., a Delaware corporation ("AHI") and/or one or more of its affiliates ("PURCHASER").

                              W I T N E S S E T H:

         WHEREAS, the Company, is engaged principally in the business of developing, manufacturing and distributing products for the law enforcement, military, sporting goods and automotive markets; and

         WHEREAS, the Sellers collectively own all of the issued and outstanding common stock and preferred stock of the Company, and desire to sell to Purchaser, and Purchaser desires to acquire, on the terms and subject to the conditions set forth in this Agreement, all of such issued and outstanding stock;

         NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

         "Affiliate" shall mean with respect to a specified Person, a partnership, corporation or any other Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds twenty percent (20%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds twenty percent (20%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds twenty percent (20%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds twenty percent (20%) or more of the equity interests of the other Person, and (c) any director, officer or employee of such

Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" shall mean this Stock Purchase Agreement together with all exhibits and schedules referred to herein.

         "Closing" shall have the meaning set forth in Section 6.1.

         "Closing Date" shall mean the date that the Closing takes place.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Environmental Laws" shall have the meaning set forth in Section 4.31.

         "Financial Statements" shall mean (i) the audited balance sheet of the Company for the period ending September 30, 1998 and the related statement of income, cash flow and retained earnings, and (ii) the audited balance sheet and the audited statements of income, cash flows and retained earnings of the Company for the fiscal years ended September 30, 1995, September 30, 1996, and September 30, 1997, including any related notes, each prepared according to U.S. GAAP (as defined in Section 4.13 herein), consistently applied with prior periods.

         "Governmental Authorizations" shall have the meaning given such term in Section 4.19.

         "Guaranty" shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor, or otherwise.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

         "Indemnified Party" shall have the meaning set forth in Section
5.3(c).

         "Indemnifying Party" shall have the meaning set forth in Section
5.3(c).

         "Intellectual Property Rights" means domestic and foreign: letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and

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applications, service marks, service mark registrations and applications, and all, inventions, trade secrets and related goodwill used by the Company.

         "Investments" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (except for extensions of credit to customers in the ordinary course of business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including but not limited to arrangements in which (i) the Person shares profits and losses, (ii) any such other Person has the right to obligate or bind the Person to any third party, or (iii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement.

         "Knowledge" for purposes of this Agreement shall mean, with respect to an individual Seller or Executive, the knowledge, assuming due inquiry, of such person and with respect to the Company, the knowledge, assuming due inquiry of the Sellers, the Executives and the individuals set forth on Schedule 1.1 hereto.

         "Leased Property" shall have the meaning set forth in Section 4.17.

         "Leases" shall have the meaning set forth in Section 4.17.

         "Material Agreements" shall have the meaning set forth in Section
4.28.

         "Material Adverse Effect" shall mean any event or condition of any character which has had or could have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of the Company, or on its relations with any Person, employee, customer or supplier.

         "Net Worth" shall mean the Company's total assets, less the liabilities of the Company, all as determined in accordance with U.S. GAAP (as defined in Section 4.13 herein) consistently applied with prior periods. For purposes of calculating the Company's Net Worth pursuant to Section 2.3(a), the Accountants shall take into account those items set forth in Section 2.3(b).

         "Person" shall mean any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

         "Product" shall have the meaning set forth in Section 4.30.

         "Related Party" shall have the meaning set forth in Section 4.22.

         "Securities" shall mean the Outstanding Common Stock, as defined herein, and the Outstanding Preferred Stock, as defined herein, collectively of the Company.

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         "Subsidiary" of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.

                                   ARTICLE II

                     PURCHASE OF SECURITIES; CONSIDERATION

         2.1 Purchase of Securities. Subject to the terms and conditions set forth herein, on the Closing Date, each of the Trusts shall sell to Purchaser, and Purchaser shall purchase from each of the Trusts, all of such Trusts' right, title and interest in and to the Securities indicated next to such Trusts' name on Schedule A hereto, which shall collectively constitute one hundred percent (100%) of the issued and outstanding capital stock of the Company. At the Closing, each of the Trusts shall deliver to Purchaser all of the certificates representing the Securities indicated next to such Trust's name on Schedule A, together with stock powers separate from the certificates duly executed by each of the Trusts in blank and sufficient to convey to Purchaser good and marketable title to the Securities free and clear of any and all claims, liens, charges, security interests, pledges or encumbrances of any nature whatsoever and together with all accrued benefits and rights attaching thereto, [except for any applicable legend required by the California Department of Corporations to be placed upon any certificates representing the Securities].

         2.2 Consideration. Subject to adjustment as set forth in Section 2.3, the aggregate purchase price for the Securities shall be Thirty Nine Million Nine Hundred Thirty Thousand Five Hundred Thirty-One Dollars ($39,930,531) (the "Purchase Price"), payable by Purchaser to the Trusts at the Closing as follows: (i) $1,450,000 shall be payable in cash by wire transfer of immediately available funds to Neale A. Perkins for the Outstanding Preferred Stock (ii) $34,480,531 shall be payable in cash by wire transfer of immediately available funds to the Sellers in the amounts set forth on Schedule A hereto, which amounts shall be adjusted and paid as set forth on Schedule B hereto (the "Cash Consideration"), and (iii) the balance of the Purchase Price shall be paid by the issuance to each Trust (or the designees of any such Trust identified to Purchaser in writing at least 2 days prior to the Closing), as set forth on Schedule "A" hereto, of such number of registered shares (the "Consideration Shares") of AHI's common stock, par value $.01 per share (the "AHI Common Stock") as will have a value equal to $4,000,000, as determined by the average closing price of the AHI Common Stock on the American Stock Exchange for the ten (10) consecutive trading day period ending five (5) trading days prior to the Closing. The Consideration Shares shall, upon issuance and delivery to the Sellers in accordance with the terms hereof, be fully paid, validly issued and non-assessable, and shall be registered under AHI's Registration Statement on Form S-4, Registration No. 333-38759. In order to partially secure the payment by Sellers of any liability that they may have to the Purchaser pursuant to Section 5.3(a) herein, one-half of the Consideration Shares shall be held in escrow (any such Consideration Shares held in escrow hereunder shall be referred to as the "Escrowed Shares"), which shares shall be held by Kane Kessler, P.C. (the "Escrow Agent"), pursuant to the terms of an Escrow Agreement in the form of Exhibit "A" hereto (the "Escrow Agreement"), to be released in accordance with the terms of the Escrow Agreement. The Sellers acknowledge that no Consideration Shares may be sold under AHI's Registration Statement on Form S-4, Registration No. 333-38759 until the satisfaction of the

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conditions set forth herein and the filing by AHI of an 8-K, 10-Q or other appropriate report under the Securities Exchange Act of 1934 disclosing the consummation of the transactions contemplated by this Agreement. AHI shall maintain the prospectus relating to the Consideration Shares effective for at least one year following the Closing Date.

         2.3 Certain Closing Adjustments and Covenants.

                  (a) The Purchase Price shall be reduced dollar for dollar to the extent that the Company's Net Worth, as determined in the Closing Audit Statements (as hereinafter defined) in accordance with GAAP as of the Closing Date is less than $7,380,531, as adjusted. For purposes of calculating the Company's Net Worth, the Closing Audit Statements will be adjusted (i) to include and give effect to the Non-Purchased Asset Notes (as hereinafter defined), as if such notes had not been fully paid and discharged at Closing, it being understood such notes shall be fully paid and satisfied at closing in accordance with Sections 2.3(c) and 2.3(f) of this Agreement, (ii) to accrue $500,000 of bonus payments to be paid to certain employees of the Company for services rendered prior to the Closing as agreed to between the parties and
(iii) and not to include any accrued rent liability for the facility owned by NAP Properties, Ltd.

         For purposes of calculating the Company's Net Worth, the Seller's accountants shall conduct a post-closing audit of the Company promptly after the Closing and within 45 days following the Closing Date, the Sellers shall deliver to the Purchaser a balance sheet of the Company as at the Closing Date, and a statement of income of the Company for the period commencing on October 1, 1998 and ending on the Closing Date, prepared in accordance with generally accepted accounting principles consistently applied. Such financial statements (the "Closing Audit Statements") shall be audited in accordance with generally accepted auditing standards and reported upon by Ernst & Young, LLP, independent certified public accountants (the "Accountants"), whose report with respect thereto shall accompany delivery of such statements. Purchaser and its accountants shall be afforded access to and shall review the workpapers of the Seller and its accountants in connection with such audit, and be reasonably satisfied therewith. Such financial statements shall become final and binding upon the parties unless, within 30 days following delivery to the Purchaser (such 30 day period hereinafter referred to as the "Review Period"), notice is given by the Purchaser of the Purchaser's objection setting forth in reasonable detail the Purchaser's basis for objection. If notice of objection is given, the parties shall consult with each other with respect to the objection. If the parties are unable to reach agreement within 30 days after notice of objection has been given, the dispute shall be referred for resolution to Arthur Andersen, LLP, or such other "big-five" accounting firm that has not had a previous relationship with Purchaser or the Company (the "Determining Accountants") as promptly as practicable. Each party hereto represents that it has no material relationship with the Determining Accountants. The Determining Accountants will make a determination as to each item in dispute, which determination will be (i) in writing, (ii) furnished to each party hereto as promptly as practicable after the items in dispute have been referred to the Determining Accountants, (iii) made in accordance with this Agreement, and (iv) conclusive and binding upon each party hereto. Each of Purchaser and the Sellers will use reasonable efforts to cause the Determining Accountants to render their decision as soon as reasonably practicable, including without limitation by promptly complying with all reasonable requests by the Determining Accountants for information, books, records and similar items. If any post-closing adjustment is

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required to be made pursuant hereto, the settlement thereof (the "Post-Closing
Settlement") shall take place at the offices of Kane Kessler, P.C. at 10:00 a.m. local time on the fifth business day following the end of the Review Period, or in the event such matter has been referred to the Determining Accountants, on the fifth business day following the date upon which the written determination of the Determining Accountants become final and binding upon the parties, or at such other time and place as the Purchaser and the Sellers may mutually agree in writing. The amount of any such reduction shall be paid by the Sellers to the Purchaser at the Post-Closing Settlement by certified or cashier's check. The fees and expenses of the Accountants incurred in connection with their examination and report shall be borne by the Sellers. The fees and expenses of the Determining Accountants incurred in connection with its review and determination shall be borne one-half by the Purchaser and one-half by the Sellers.

                  (b) The parties agree that for the purposes of calculating the Company's Net Worth, the Accountants shall take into account, in addition to the provisions of Sections 2.3(a)(i)-(iii), the following items:

                      (i) the outstanding balance of the promissory note made by Texas State Distributors, Inc. in favor of the Company, dated February 6, 1998 (the "Texas State Note"), which the parties estimate to be $673,762 and shall be written off, thereby reducing the Company's Net Worth by $673,762 (at the Closing, Purchaser shall assign to the Sellers the obligation represented by the Texas State
                      Note);

                      (ii) all amounts paid by or to be paid by the Company pursuant to the settlement of the lawsuit against the Company by Rita Garcia, Sandra Garcia and Brandy Garcia, Max L. Garcia, III and Alex Garcia, which the parties estimate to be $282,000 and shall be assumed to reduce the Net Worth of the Company by $282,000;

                      (iii) the liability from the ongoing sales tax audit currently being conducted by the State of California, which the parties estimate to be $236,000 and shall be assumed to reduce the Net Worth of the Company by $236,000 (the "Estimated Sales Tax Liability");

                      (iv) the outstanding amount of the "advantage" inventory, which the parties estimate to be $76,450 and shall be reserved, thereby reducing the Net Worth of the Company by $76,450 (the "Advantage Inventory");

                      (v) the outstanding amount of the Obsolete and Slow-Moving Inventory (as hereinafter defined), which the parties estimate to be $253,400 and shall be reserved, thereby reducing the Net Worth of the Company by $253,400; and

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                      (vi) certain pre-paid expenses and deposits of the
                      Company which would not be included in AHI's opening balance sheet because AHI will not derive the benefits of such pre-paid expenses or deposits and which are set forth on Schedule 2.3(b), which the parties estimate to be $496,650 and shall be written off, thereby reducing the Net Worth of the Company by $496,650.

         The parties acknowledge and agree that the amounts set forth in this
Section 2.3(b) are merely estimates of how such items will affect the Net Worth of the Company as of the Closing Date. Amounts that Sellers are obligated to pay Purchaser will be accounted for as a reduction in Purchase Price. To the extent that (x) the Net Worth of the Company, as adjusted, as of the Closing Date exceeds $7,380,531 and (y) the actual amount of those items set forth in Sections 2.3(b)(i)-(iii) is less than $1,191,762, then the amount of such shortfall, (the "Overestimated Amount"), shall be paid by the Purchaser to the Sellers at the Post-Closing Settlement, pro-rata in accordance with their relative common stock ownership of the Company as set forth on Schedule A.

                  (c) Prior to the Closing, certain assets of the Company, as set forth on Schedule 2.3(c) (the "Non-Purchased Assets"), will be sold to the Sellers for an aggregate purchase price of$1,826,506. The purchase price for the Non-Purchased Assets shall be paid by the Sellers by the issuance of promissory notes to the Company in the form of Exhibit B attached hereto (the "Non-Purchased Asset Notes"). At the Closing the Sellers shall direct the Purchaser to pay the Company the amount of the Non-Purchased Assets and the Non-Purchased Asset Notes shall be fully paid and discharged; and

                  (d) To the extent not compromised or released by the Purchaser with the consent of the Sellers, if any accounts and notes receivable reflected on the Post-Closing Balance Sheet are uncollectible 120 days after the Closing Date, the Sellers shall pay to the Purchaser, at the Purchaser's office within 20 days of receipt of notice from the Purchaser that such accounts and notes receivable are uncollectible, an amount equal to the aggregate unpaid balance of all such accounts and notes receivable, exclusive of late charges, interest, service charges or like sums. Such amount shall be paid by delivery to the Purchaser of a certified or cashier's check payable to the order of the Purchaser. Upon receipt of such payment Purchaser shall assign to the Sellers the obligation represented by the accounts or notes receivable with respect to which such payment was made. After assignment of such obligation to the Sellers, the Purchaser agrees that it will not compromise or release the account or note receivable without the prior written consent of the Sellers which shall not be unreasonably withheld or delayed, it being not unreasonable for Sellers to demand payment of the account or note receivable so assigned. Any monies received from any account debtor reflected on the Post-Closing Balance Sheet shall be applied on the books of the Company as designated by the account debtor in writing, and if not so designated, then to the oldest unpaid invoice of such debtor that is not in dispute by the account debtor.

                  (e) The parties acknowledge that the Purchase Price has been reduced by an amount equal to $76,450, which amount represents an estimate by the parties of the Advantage Inventory and $253,400 which amount represents an estimate by the parties of certain inventory of the Company that is deemed to be below standard quality, damaged, obsolete or of a quality or

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quantity not usable or saleable in the ordinary course of the business of the
Company as currently conducted and which has been specifically identified by the Company on Schedule 2.3(e) (the "Obsolete and Slow Moving Inventory"). Within ninety (90) days of the applicable periods set forth below, the Purchaser shall pay to the Sellers, pro-rata in accordance with their respective ownership of the common stock of the Company an amount (not to exceed $329,850) equal to any cash realized by the Company on the sale of the Advantage Inventory and Obsolete and Slow-Moving Inventory in excess of such identified inventory, net of reserves, during (i) the period between the Closing Date and 90 days following the Closing Date and (ii) the period beginning 91 days after the Closing Date and December 31, 1999. Other than as set forth above, neither the Company nor AHI shall have any further obligation to the Sellers with respect to the Obsolete and Slow-Moving Inventory.

                  (f) Any amounts that are owed by any of the Sellers or Executives to the Company on the Closing Date, shall be paid to the Company by the Purchaser as a setoff against such amounts that would otherwise be delivered to such Seller or Executive out of the Cash Consideration pursuant to this Agreement.

                  (g) Subject to approval by AHI's stockholders at the next annual meeting of stockholders, AHI will make available stock options for the purchase of 187,500 shares of AHI Common Stock to be awarded to certain key employees of the Company, as the Sellers and AHI shall agree, under a stock option plan of AHI. Such options will vest and become exercisable at the end of three years if, and only if, such employee remains an employee of AHI or its subsidiaries three years after the Closing Date. The exercise price for such options shall be the average of the high and low trading price of the shares of AHI Common Stock on the later of the date of approval by AHI stockholders (expected to be June 24, 1999) of such AHI stock option plan or the date of grant. In the event that AHI's stockholders do not approve of the grant of options described in this Section 2.3(g), then the Purchaser and the Sellers shall negotiate in good faith to determine what other benefit may be conferred upon those key employees of the Company that would be of equal value to the proposed grant of options set forth in this Section 2.3(g). If after a reasonable time the parties are unable to identify an appropriate benefit to be conferred upon such employees, then the Purchaser shall pay $500,000 to the Sellers, pro-rata in accordance with their relative common stock ownership of the Company as set forth on Schedule A.

         2.4 Credit Facilities. At Closing, the Purchaser shall repay or cause to be repaid the outstanding amount of the Company's credit facilities with Imperial Bank (the "Credit Facilities"), and as a condition to such repayment, Imperial Bank shall release and terminate all liens, security interests, mortgages and guarantees with respect thereto. The Sellers shall communicate with Imperial Bank to arrange and coordinate a pay-off of the Credit Facilities and the release as set forth above and shall inform Purchaser in writing of applicable payoff amounts at least four (4) days prior to Closing.

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                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         In order to induce the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser makes the representations and warranties set forth below to the Sellers.

         3.1 Organization; Standing and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

         3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement and all other documents to be executed and delivered by Purchaser pursuant to this Agreement have been and will be duly executed and delivered by Purchaser and constitute the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

         3.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby do not violate or conflict with any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority, the violation of which would interfere in any material respect with Purchaser's ability to consummate the transactions contemplated hereby, or any provision of Purchaser's Certificate of Incorporation or Bylaws.

         3.4 Consent of Governmental Authorities. No consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority is required to be made by Purchaser in connection with the execution, delivery or performance by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby.

         3.5 Brokers. Purchaser has not employed any financial advisor, broker or finder and has not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement.

         3.6 Litigation. There are no actions, suits, investigations, claims or proceedings pending or, to the knowledge of the Purchaser, threatened before any court or by or before any governmental or regulatory authority or arbitrator against the Purchaser, relating to the transactions contemplated by this Agreement and there exists no facts or circumstances known to Purchaser creating any reasonable basis for the institution of any such action, suit, investigation, claim or proceeding described above.

         3.7 Disclosure. No representations or warranties of Purchaser contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of Purchaser to the Sellers pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits or will omit to state a material fact.

         3.8 Pre-merger Notification. The Purchaser has filed notification and report forms with respect to the transactions contemplated by this Agreement in accordance with the HSR Act.

         3.9 Investment Representation. The Purchaser has acquired the Securities for its own account, for investment and not with a view or for the purpose of the sale or other distribution thereof.

         3.10 No WARN Notice. It is expressly understood by the parties that, if Purchaser intends to take any action that would require the giving of notice under the Workers Adjustment and Retraining Act (the "WARN Act"), any obligation to provide any notice under the WARN Act shall be that of the Purchaser and not of any Seller or, before the Closing, of the Company.

                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY

         In order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Sellers, jointly and severally, make the representations and warranties set forth below to Purchaser.

         4.1 Organization. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company and each of its Subsidiaries is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification and the failure to so qualify would not have a Material Adverse Effect on the Company. Each jurisdiction in which the Company and each of its Subsidiaries is so qualified is listed on Schedule 4.1 hereto. The Company and each of its Subsidiaries has the requisite power and authority to (a) own or lease and operate its properties and (b) conduct its business as presently conducted.

         4.2 Authorization; Enforceability. Each of the Company and each of the Sellers has the capacity to execute, deliver and perform this Agreement. This Agreement and all other documents to be executed and delivered by the Company and each of the Sellers pursuant to this Agreement have been and will be duly executed and delivered and constitute the legal, valid and binding obligations of each of the Company and each of the Sellers, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principals of equity.

         4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by each of the Company and each of the Sellers and the consummation by each of the Company and each of the Sellers of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of the Company's Certificate of Incorporation or Bylaws; and (b) except as set forth on Schedule 4.3 hereto, do not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of any Seller or the Company or any of its Subsidiaries pursuant to any instrument or agreement to which any of the Sellers or the Company or any of its Subsidiaries is a party or by which any of the Sellers or the Company or any of its Subsidiaries or their respective properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing (each of which instruments or agreements is listed in Schedule 4.3 hereto).

         4.4 Consents of Governmental Authorities and Others. Except as set forth on Schedule 4.4, no consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by any of the Sellers or the Company or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement by the Sellers or the consummation by the Sellers of the transactions contemplated hereby.

         4.5 Conduct of Business. Except as disclosed on Schedule 4.5 hereto, since September 30, 1998, the Company and each of its Subsidiaries has conducted its businesses in the ordinary and usual course consistent with past practices and there has not occurred any adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, except as disclosed on
Schedule 4.5, since September 30, 1998, neither the Company or any of its Subsidiaries has : (a) amended its Certificate of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could have a Material Adverse Effect on any of its properties, assets, business or prospects; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due; (f) made or committed to make any capital expenditures in excess of $10,000; (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers, employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a

Material Agreement, or amended or terminated any existing Material Agreement or received notice of any such amendment or termination; (j) experienced any strike, work stoppage or slowdown; (k) received notice of any material adverse change in its relationship with any financial institution, distributor, customer or supplier with which it currently does business, nor is it aware of any circumstances that could reasonably lead to such a change, nor do the Sellers have any knowledge of any of the foregoing; or (l) experienced any other event or condition of any character which has had or could have a Material Adverse Effect.

         4.6 Litigation. Except as set forth on Schedule 4.6, there are no actions, suits, investigations, claims or proceedings ("Litigation") pending or, to the knowledge of any of the Sellers, threatened before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting the Company or any of its Subsidiaries (as plaintiff or defendant) which could, individually or in the aggregate, have a Material Adverse Effect or (b) against the Sellers relating to the Securities or the transactions contemplated by this Agreement and there exist no facts or circumstances known to Sellers creating any reasonable basis for the institution of any such action, suit, investigation, claim or proceeding described above. Schedule 4.6 sets forth a list of any Litigation commenced against the Company or any of its Subsidiaries in the last five (5) years.

         4.7 Brokers. Except for the fees of Kerlin Capital to be paid by the Sellers, none of the Sellers or the Company has employed any other financial advisor, broker or finder, and none of them has incurred or will incur any other broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

         4.8 Compliance. To the best of the Sellers' knowledge, the Company and each of its Subsidiaries is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to it including, without limitation, those relating to
(a) the development, manufacture, packaging, distribution and marketing of products, (b) employment, safety and health, (c) building, zoning and land use, and (d) Environmental Laws. Neither the Company nor any of its Subsidiaries is subject to any judicial, governmental or administrative order, judgment or decree. Attached hereto as Schedule 4.8 are true and correct copies of all material reports of inspections of the Company's and any of its Subsidiaries business and properties (which occurred during the past five (5) years) through the date hereof, under all applicable federal, state, foreign and local laws and regulations.

         4.9 Charter, Bylaws and Corporate Records. A true, correct and complete copy of (a) the Articles and/or Certificate of Incorporation of the Company and its Subsidiaries, as amended and in effect on the date hereof, (b) the Bylaws of the Company and its Subsidiaries, as amended and in effect on the date hereof, and (c) the minute books of the Company and its Subsidiaries (containing all corporate proceedings for the past five (5) years) have been previously provided to Purchaser. Such minute books contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Company and its Subsidiaries from the date of its incorporation to the date hereof. A listing of all of the corporate directors and officers and certain managers of the Company and each of its Subsidiaries is set forth on
Schedule 4.9.

         4.10 Subsidiaries and Investments. Except as described on Schedule 4.10, the Company has no Subsidiaries or Investments.

         4.11 Capitalization. The authorized capital stock of the Company consists of (i) 2,000,000 shares of Series A Common Stock, no par value, of which 219,804 shares are issued and outstanding and owned by Sellers as set forth on Schedule A hereto (the "Outstanding Common Stock"), (ii) 2,000,000 shares of Series B Common Stock, no par value, none of which shares are issued and outstanding and (iii) 100,000 shares of preferred stock (the "Outstanding Preferred Stock"), no par value, of which 12,000 shares are issued and outstanding and owned by Neale A. Perkins, Trustee, The Neale A. Perkins Trust Agreement UAD 3/13/90. All shares of the Company's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Company from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. Except as set forth on Schedule 4.11 hereto, all taxes required to be paid in connection with the issuance and any transfers of the Company's capital stock have been paid. Except as set forth on Schedule 4.11, all permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of the Company from the date of the Company's incorporation to the date hereof have been obtained or effected and all securities of the Company have been issued and are held in accordance with the provisions of all applicable securities or other laws. The Securities constitute one hundred percent (100%) of the issued and outstanding capital stock of the Company.

         4.12 Rights, Warrants, Options. There are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Company or any of its Subsidiaries; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Company or any of its Subsidiaries; or (c) except as set forth on Schedule 4.12 hereto, commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Company or any of its Subsidiaries of any capital stock or other equity interests of the Company or any of its Subsidiaries, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

         4.13 Financial Statements. Attached hereto as Schedule 4.13 are true and complete copies of the Financial Statements. The Financial Statements: (a) have been prepared in accordance with the books of account and records of the Company; (b) fairly present the Company's financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied with prior periods.

         4.14 Absence of Undisclosed Liabilities. Other than as disclosed by the Financial Statements dated September 30, 1998, neither the Company nor any of its Subsidiaries have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, ("Liabilities"), which were not fully and adequately reflected on the Financial Statements or Schedule
4.14. Except as listed on Schedule 4.14, neither the Company nor any of its Subsidiaries have any Liabilities, other than (i) Liabilities fully and adequately reflected on the Financial Statements and (ii) those incurred since September 30, 1998 in the ordinary course of business. The Sellers have no knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of the Company or any of its Subsidiaries except in the ordinary course of business or as otherwise set forth on Schedule 4.14.

         4.15 Title to Securities. Except as set forth on Schedule 4.15, each Seller is the record and beneficial owner of the Securities listed opposite his name on Schedule A, and, such Securities are owned free and clear of any liens, encumbrances, pledges, security interests and claims whatsoever, including, without limitation, claims or rights under any voting trust agreements, shareholder agreements or other agreements. At the Closing, the Sellers will transfer and convey, and Purchaser will acquire, good and marketable title to the Securities, free and clear of all liens, encumbrances, pledges, security interests and claims whatsoever, except for encumbrances set forth on Schedule
4.11. Upon the transfer of the Securities to Purchaser, the Purchaser will posses ownership of the entire business of the Company and its Subsidiaries necessary to operate the Company as an on-going concern as such business is presently being conducted.

         4.16 Title to and Condition of Personal Property. Schedule 4.16 sets forth all interests owned or claimed by the Company and its Subsidiaries (including, without limitation, options) in or to the plant, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property used in the business of the Company and its Subsidiaries and which is treated by the Company as depreciable or amortizable property ("Tangible Property"). The Company and each of its Subsidiaries has good and marketable title to each item of Tangible Property, free and clear of any security interests, options, liens, claims, charges or encumbrances whatsoever, except as set forth in Schedule 4.16 hereto or specifically identified as such in the September 30, 1998 Financial Statements. Except as set forth in Schedule 4.16, all Tangible Property owned by the Company and its Subsidiaries or used by the Company or its Subsidiaries on the date hereof (with a replacement value in excess of $1,000) in the operation of its business is in good operating condition and in a good state of maintenance and repair, and is adequate for the business conducted and proposed to be conducted by the Company and its Subsidiaries. Except for the Leases specifically identified in Schedule 4.17, there are no assets owned by any third party which are used in the operation of the business of the Company or its Subsidiaries, as presently conducted or proposed to be conducted.

         4.17 Real Property. Neither the Company nor any of its Subsidiaries own any fee simple interest in real property other than as set forth on
Schedule 4.17. Except as set forth on Schedule 4.17, neither the Company nor any of its Subsidiaries leases or subleases any real property other than as set forth on Schedule 4.17. Schedule 4.17 sets forth the street address of each parcel of real property leased or subleased by the Company and its Subsidiaries (the "Leased Property"). The Company has previously delivered to the Purchaser true and complete copies of all of the lease and sublease agreements, as amended to date (the "Leases") relating to the Leased Property. The

Company and each of its Subsidiaries enjoys a peaceful and undisturbed possession of the Leased Property. All improvements located on the Leased Property are in a state of good maintenance and repair and in a condition adequate and suitable for the effective conduct therein of the business conducted and proposed to be conducted by the Company and its Subsidiaries. No person other than the Company and its Subsidiaries has any right to use or occupy any part of the Leased Property. The Leases are valid, binding and in full force and effect, all rent and other sums and charges payable thereunder are current, no notice of default or termination under any of the Leases is outstanding, no termination event or condition or uncured default on the part of the Company or any of its Subsidiaries or, to the Sellers' knowledge, on the part of the landlord or sublandlord, as the case may be, thereunder, exists under the Leases, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. In the event that any of the Leases is a sublease, the Company or its Subsidiaries, as sublessee or sublessor, as the case may be, has obtained the required consent of the prime landlord to such sublease, and to the Sellers' knowledge, such prime lease is in full force and effect, there are no outstanding uncured notices of default or termination, and no right of the Company or any of its Subsidiaries in any such sublease conflicts with such prime lease. There are no subleases, licenses or other agreements granting to any person other than the Company or any of its Subsidiaries any right to the possession, use, occupancy or enjoyment of the premises demised by the Leases. All of the premises are used in the conduct of the Company's and its Subsidiaries' business.

         The heating, ventilation, air conditioning, plumbing and electrical systems at the Leased Property will be in good working order and repair on the Closing Date (except as set forth on Schedule 4.17C hereof). Except as set forth on Schedule 4.17C, neither the Company nor any of its Subsidiaries has experienced any material interruption in such services provided to any of the Premises within the last year. NAP Properties, Ltd. has no, and the to the best of Seller's knowledge, no landlord under any of the other Leases has any plans to make any material alterations to any of the other Leased Property, the construction of which would interfere with the use of any portion of the Leased Property. NAP Properties, Ltd. has no, and the to the best of Seller's knowledge, no landlord under any of the other Leases has any plans to make any material alterations to any of the buildings in which Leased Property is located, the costs of which alterations would be borne in any part by a tenant under the applicable Lease.

         All material permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all governmental authorities having jurisdiction over each Leased Property and from all insurance companies and fire rating and other similar boards and organizations (collectively, the "Insurance Organizations"), required or appropriate are set forth on Schedule 4.17D and have been issued to the Company or its Subsidiaries to enable each Leased Property to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. Neither the Sellers nor the Company or any of its Subsidiaries has received or been informed by a third party of the receipt by it of any notice from any governmental authority having jurisdiction over any Leased Property or from any Insurance Organization threatening a suspension, revocation, modification or cancellation of any Real Property Permit or of any insurance policies and, to the best knowledge and belief of Sellers, there is no basis for the issuance of any such notice or the taking of any such action. Sellers know of no action required by Sellers or the Company or any of its

Subsidiaries in order for all Real Property Permits and liability and casualty insurance policies required under any of the Leases to remain Real Property Permits and insurance policies of Purchaser.

         Neither Sellers nor the Company or any of its Subsidiaries have received any notice nor have they any knowledge of any pending, threatened or contemplated condemnation proceeding affecting any Leased Property or any part thereof.

         There are no liabilities (other than rent and other sums, charges and obligations regularly payable and other obligations under the Leases, including, but not limited to insurance, taxes and utilities) associated with any of the Leases including, without limitation, any liability under any Environmental Law or regulation, which is or which may become payable by Purchaser.

         4.18 Insurance. Schedule 4.18 sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to the Company and each of its Subsidiaries. The Company has previously provided the Purchaser with true and complete copies of all of such insurance policies, as amended to the date hereof. Such policies provide adequate and customary coverage for the business in which the Company and each of its Subsidiaries is engaged and are sufficient for compliance by the Company and its Subsidiaries with all requirements of law and all material agreements to which the Company or its Subsidiaries is a party or by which any of its assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Company and each of its Subsidiaries has complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Company or its Subsidiaries an intention to cancel any such policy. Except as set forth on Schedule 4.6, neither the Company nor any of its Subsidiaries has any claim pending against any of the insurance carriers under any of such policies and there has been no actual or alleged occurrence of any kind which may give rise to any such claim. All applications for such policies are accurate in all material respects.

         4.19 Licenses. Schedule 4.19 lists all authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company and its Subsidiaries as presently operated (the "Governmental Authorizations"). All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Company and each of its Subsidiaries is in compliance with the terms of all the Governmental Authorizations. No fact or condition exists which could cause the Governmental Authorizations not be renewed by the appropriate governmental authorities in the ordinary course. No violations have been recorded in respect of any Governmental Authorization and no proceeding is pending or, to the knowledge of Sellers, threatened, to revoke or limit any Governmental Authorization. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Governmental Authorizations.

         4.20 Intellectual Property Rights. (a) Set forth on Schedule 4.20 is a list and description of the Company's Intellectual Property Rights, including (as appropriate) where such items are filed, issued and/or registered. The Intellectual Property Rights of the Company includes all rights necessary for the Company to be entitled to conduct its business as presently conducted and to protect its rights therein. As to those matters shown on Schedule 4.20 as trademarks registered in the United States and countries foreign thereto, the Company is the sole and exclusive owner of all right, title and interest in such United States and foreign marks and registrations, and said registrations are valid. With respect to trademark applications indicated as pending, the Company has made and will continue to make available to Purchaser and its counsel all information of the Company and its counsel regarding such applications, including, but not limited to, its use of the marks covered thereby. The trademarks shown on Schedule 4.20 as being registered have been properly registered, all pending registrations and applications for trademarks have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations and applications are current. To the knowledge of the Sellers and the Company, there are no equitable defenses to enforcement of the trademarks shown on Schedule 4.20, except as shown on Schedule 4.20. The Company is the sole and complete owner of all right, title and interest in and to the patents listed on Schedule 4.20 and the inventions claimed therein. The Company has valid licenses to use all patents shown on Schedule 4.20 as being licensed; and the Company is not in breach of any such license and, to the knowledge of the Sellers and the Company, no other party to such license agreement is in breach thereof. The Company owns valid and enforceable copyrights with respect to each of the materials listed on Schedule 4.20 as such. With respect to such works, the Company represents that it is the author thereof except for those materials which are works for hire and as to such works, the Company has secured in writing all rights of authorship therein. The Company has the right to use the trade secrets utilized in the Company's business as the same is currently conducted and does not require any trade secrets that it does not now already own or have the right to use. The Company is not infringing the Intellectual Property Rights of others in the conduct of its business. There is no litigation or claims pending, or, to the Sellers' or the Company's knowledge, threatened to challenge the Company's right, title or interest in or to, or continued use of any of the Company's Intellectual Property Rights and, to the Sellers' or the Company's knowledge, there is no reasonable basis for such litigation. To the knowledge of the Sellers and the Company, no one is infringing the Company's Intellectual Property Rights and neither the Company nor its Subsidiaries has made any claim of any violation or infringement by others of its rights in the Intellectual Property Rights and no reasonable grounds for such claims exist except as described on Schedule 4.20. The Company has not granted any assignments, licenses or sublicenses, security interests or other rights or interests and no royalties or fees are payable to or by the Company or any of its Subsidiaries with respect to any Intellectual Property Rights, except as described in Schedule 4.20. The Company has not transferred, assigned or otherwise conveyed, voluntarily or involuntarily, any right to sue for any infringement of the Intellectual Property Rights. Except as indicated on Schedule 4.20, the consummation of the transactions contemplated by this Agreement will not alter or impair any of the Company's Intellectual Property Rights. None of the Sellers or the Company has any knowledge of any fact which could render invalid or unenforceable, or prevent the Company from using any such Intellectual Property Rights.

                  (b) The Enterprise Resource Planning ("ERP") system currently being implemented and applied to the software and hardware owned or developed by (or on behalf of), or licensed or leased to, or otherwise used by, the Company or its Subsidiaries (the "Computer System") will, when fully implemented result in the Computer System, being Year 2000 Compliant. "Year 2000 Compliant" means, as applied to software or hardware, as the case may be, that (i) such software or hardware will operate and correctly store, represent and process (including sort) all dates (including single and multi-century formulas and leap year calculations), such that errors will not occur when the date being used is in the year 2000, or in a year preceding or following the year 2000;
(ii) such software or hardware has been developed and tested to support numeric and date transitions from the twentieth century to the twenty-first century, and back (including without limitation all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without error, corruption or impact to current and/or future operations; and (iii) such software or hardware will function without error or interruption related to any date information, specifically including errors or interruptions from functions which may involve date information from more than one century. If the Company fulfills its commitments under its written agreement with PowerCerv, the implementation of the ERP system will be accomplished by November, 1999.

         4.21 Major Customers and Suppliers; Supplies. Schedule 4.21 sets forth a list of the twenty (20) largest customers (measured by dollar volume) of the Company and its Subsidiaries and all suppliers of significant goods or services to the Company and its Subsidiaries for each of the two fiscal periods ended September 30, 1997 and September 30, 1998. Schedule 4.21 identifies those suppliers of significant goods or services with respect to which alternative sources of supply are not readily available on comparable terms and conditions. Except as indicated on Schedule 4.21, all supplies and services necessary for the conduct of the business of the Company and its Subsidiaries, as presently conducted, may be obtained from alternate sources on terms and conditions comparable to those presently available to the Company and its Subsidiaries, and no facts, circumstances or conditions exist which create a reasonable basis for believing that the Company or its Subsidiaries will be unable to continue to procure the supplies and services necessary to conduct its business on substantially the same terms and conditions as such supplies and services are currently procured. There has not been, and to the best knowledge of the Sellers there will not be, any material adverse change in the relations of the Company or any of its Subsidiaries with their respective customers, suppliers, contractors, licensors and lessors, as a result of the announcement or consummation of the transactions contemplated by this Agreement and except as set forth on Schedule 4.21 the Sellers have no knowledge that any of the Company's or any of its Subsidiaries' major customers or suppliers has or is contemplating terminating its relationship with the Company or any of its Subsidiaries. Except as set forth on Schedule 4.21, to the knowledge of the Sellers, no major customer or supplier has experienced any type of work stoppage or other material adverse circumstances or conditions that may jeopardize or adversely affect the Company's or any of its Subsidiaries' future relationship with any major customer or supplier. Except as set forth on
Schedule 4.21, there are no pending disputes or controversies between any major customer or supplier of the Company or any of its Subsidiaries, nor do the Sellers have any knowledge of any facts which in the future would impair the relationship of the Company or any of its Subsidiaries with its major customers or suppliers.

         4.22 Related Parties. Except as set forth on Schedule 4.22, none of the Sellers, nor any current or former (within the past five (5) years) director, officer, family member or, to the best knowledge of Sellers, employee of the Company or any of its Subsidiaries (individually a "Related Party" and collectively the "Related Parties") or any Affiliate of any of the Sellers or any Related Party: (a) owns, directly or indirectly, any interest in any person which is a competitor of the Company or any of its Subsidiaries, or of a supplier or customer of the Company or any of its

Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the Intellectual Property Rights) which is utilized in the operation of the business of the Company or of its Subsidiaries; (c) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to the Company or any of its Subsidiaries, except for employment, consulting or other personal service agreements that may be in effect and which are listed on
Schedule 4.26 hereto; or (d) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of its Subsidiaries.

         4.23 List of Accounts and Proxies. Set forth on Schedule 4.23 is: (a) the name and address of each bank or other institution in which the Company and each of its Subsidiaries maintains an account (cash, securities or other) or safe deposit box; (b) the name and phone number of the Company's and its Subsidiaries' contact person at such bank or institution; (c) the account number of the relevant account and a description of the type of account; (d) the name of each person authorized by the Company or any of its Subsidiaries to effect transactions therewith or to have access to any safe deposit box or vault; and (e) all proxies, powers of attorney or other like instruments to act on behalf of the Company or any of its Subsidiaries in matters concerning its business or affairs.

         4.24 Personnel. Schedule 4.24 contains the names, job descriptions and annual salary rates and other compensation of all officers, directors, consultants and employees of the Company and any of its Subsidiaries (including compensation paid or payable by the Company under the Company Plans). A list of all employee policies, employee manuals or other written statements of rules or policies as to working conditions, vacation and sick leave, a complete copy of each of which has been made available to Purchaser.

         4.25 Labor Relations. (a) There is no strike, sit-down, stay-in, sympathy strike, slow-down, walkout, picketing, work stoppage, sick out, retarding of work, boycott or any other interference with the Company's business or the operation or conduct of the business of any of its affiliated companies or its Subsidiaries, (all of the foregoing referred to as "work interference"), and the Sellers have no knowledge of any pending or threatened work interference. There are no facts or circumstances which might give rise to any work interference. Neither the Company nor any of its Subsidiaries is in breach of any provision of any collective bargaining agreement, and no such claims have been made or are pending or exist that might give rise to any work interference. Neither the Company nor any of its Subsidiaries is in breach of any court, arbitration, administrative decision or order which might result in any work interference or give rise to a claim that a work interference is protected by, or does not violate, any law or provision of any collective bargaining agreement and Sellers know of no facts or circumstances and have no knowledge of any facts or circumstances, which might result in the foregoing.

                  (b) There are no unfair labor practices, representation or other proceedings claimed, pending or threatened before any governmental or regulatory agency and Sellers have no knowledge of, any facts or circumstances which might give rise to such unfair labor practice, representation or other proceeding.

                  (c) There are no filed, pending or threatened injunctions against the Company or any of its Subsidiaries which would have the effect of constituting a work interference and no facts or circumstances exist which might give rise to any such injunction and no such claim has been made or is pending.

         4.26 Employment Agreements and Employee Benefit Plans.

                  (a) Neither the Company nor any of its Subsidiaries has had any defined contribution plan and it is not part of a controlled group contributing to any defined contribution plan. Neither the Company nor any of its Subsidiaries has, nor do they contribute to any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Schedule 4.26 and it is not part of a controlled group with regard to any of the foregoing. The Company has furnished to AHI true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in Schedule 4.26 (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies of all documents evidencing trusts relating to any such plans. Schedule 4.26 also contains a true and correct statement of the names, relationship with the Company and its Subsidiaries, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 1998 of (1) each director, officer, consultant or other employee of the Company or any of its Subsidiaries and (2) all sales agents, dealers, or distributors of the Company and each of its Subsidiaries. Except as set forth on Schedule 4.26, Since November 1, 1998, neither the Company nor any of its Subsidiaries has changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors.

                  (b) No Employee Benefit Plan (as so defined) of the Company or of any plan of any controlled group relating to the Company is, or during the last three years was, subject to Title IV of ERISA.

                  (c) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or to the knowledge of Sellers may be imposed with respect to any such Employee Benefit Plan of the Company or which Sellers should reasonably know of or have constructive knowledge of. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), pending and, to the knowledge of Sellers, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation threatened with respect to any such Employee Benefit Plan or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any such Employee Benefit Plan. No event has occurred or, to the knowledge of Sellers, is threatened which would constitute a non-exempt prohibited transaction under Section 406 of ERISA.

                  (d) Except as set forth on Schedule 4.26, the Company does not have any Employee Pension Benefit Plans (as defined in Section 3(2) of ERISA) and is not part of any controlled group that has any Employee Pension Benefit Plan.

                  (e) The Company does not contribute or have an obligation to contribute to any multiemployer Pension Plan within the meaning of Section 3(37) of ERISA and is not part of any controlled group that contributes, or has an obligation to contribute, to any multi-employer Pension Plan.

                  (f) Neither the Company nor any of its Subsidiaries is a party and have never been a party to any collective bargaining agreements, memoranda of agreement, side letters, court, administrative, arbitration, ADR, or mediation decisions or awards, wage or benefit schedules or any other documents which reflect or pertain to understandings or practices communicated or agreed upon between the Company or any of its Subsidiaries and any union representatives.

                  (g) Except as set forth on Schedule 4.6, there are no complaints, charges, claims, allegations or grievances pending or to the knowledge of the Sellers threatened which reflects or pertains to: (i) any federal, state or local labor, employment, wage or hour, workers compensation, disability or unemployment law, regulation or ordinance; (ii) any claim for wrongful discharge, breach of employment contract or employment related tort
(iii) any employment agreement, restrictive covenant, non-competitive agreement or employee confidentiality agreement.

                  (h) The Company and each of its Subsidiaries is in full and complete compliance with all past and present profit sharing plans, money purchase plans, target benefit plans, ESOP's, stock bonus plans, defined benefit plans or any other tax qualified employee benefit plan, whether terminated or not, and any amendments thereto.

                  (i) The Company and each of its Subsidiaries is in full and complete compliance with all past and present welfare benefit plans, (i.e., health, dental, vision, long term disability, short term disability, life insurance, AD&D), child care, tuition reimbursement, prepaid legal services, severance plans, programs or arrangements.

                  (j) The Company and each of its Subsidiaries is in full and complete compliance with all past and present supplemental benefit plans, deferred compensation plans, executive compensation agreements, bonus agreements, consulting agreements or any other non-qualified employee benefit plans.

                  (k) The Company and each of its Subsidiaries is in full and complete compliance with all past and present trusts, group annuity contracts, Voluntary Employees' Beneficiary Association, cafeteria plans and any Multiple Employer Welfare Arrangements as described in Section 3(1) of ERISA.

                  (l) Neither the Company nor any of its Subsidiaries is engaged in any prohibitive transaction and, except as set forth on Schedule 4.26, is not a fiduciary or a party in interest to any employee benefit plan governed by ERISA.

                  (m) Neither the Company nor any of its Subsidiaries is a federal contractor, except that Safariland Government Sales, Inc. (a wholly-owned subsidiary of the Company) is a federal contractor and, except as set forth on Schedule 4.26, it and the Company are in compliance with all labor, employment and wage/hour, pricing and other laws, rules and regulations relating to the procurement, maintenance and delivery of services and products under or pursuant to any and all federal, state or local government contracts or other agreements or arrangements to which it is a party.

                  (n) In connection with subparagraphs (i) through (m) above, except as set forth on Schedule 4.26, there are no complaints, charges, claims, litigation, audits, investigations or administrative proceedings known or which Sellers should reasonably know of, or which Sellers have constructive knowledge, filed, pending or threatened.

         4.27 Tax Matters. The Company has previously delivered to Purchaser true, correct and complete copies of each of the federal, state and local income tax returns filed by the Company and its Subsidiaries for the past five fiscal years through 1998. Except as set forth on Schedule 4.27, all tax returns and tax reports required to be filed with respect to the income, operations, business or assets of the Company and its Subsidiaries have been timely filed (or appropriate extensions have been obtained which extensions are listed on Schedule 4.27) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing as filed are true, correct and complete and, in all material respects, reflect accurately all liability for taxes of the Company and its Subsidiaries for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. Except as set forth on Schedule 4.27, all income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Company and its Subsidiaries or relating to or chargeable against any of its assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through September 30, 1998, and through the Closing Date, were fully collected and paid by such date or provided for by adequate reserves in the September 30, 1998 Financial Statements and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves, whether or not any such taxes were reported or reflected in any tax returns or filings. Except as set forth on
Schedule 4.27, no taxation authority has sought to audit the records of the Company or any of its Subsidiaries for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for the Company's or any of its Subsidiaries' alleged failure to provide any such tax returns, reports or related information and disclosure. Except as provided on Schedule 4.27, no claims or deficiencies have been asserted against or inquiries raised with the Company or any of its Subsidiaries with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Company or any of its Subsidiaries has not filed a tax return that it was required to file, and, to the best of the Sellers' knowledge, there exists no reasonable basis for the making of any such claims or inquiries. Neither the Company or any of its Subsidiaries has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation. Neither the Company nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations, is not and has never been a party to a tax allocation or sharing agreement or a member of a group filing, a consolidated federal income tax return and has not been a United States real property holding corporation within the meaning of Code Section 897 (c)(2), during the applicable period specified in Code
Section 897(c)(1)(A)(ii).

         4.28 Material Agreements.

                  (a) Schedule 4.28 sets forth a brief description of all material written and oral contracts or agreements relating to the Company and its Subsidiaries (except with respect to the Leases, which are set forth on Schedule 4.17, which is hereby incorporated by reference into Schedule 4.28 and made a part thereof), including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Ten Thousand Dollars ($10,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than Five Thousand Dollars ($5,000.00) in each instance or series of such agreements exceeding such amount; (iii) agreement which restricts the Company or any of its Subsidiaries from engaging in any line of business or from competing with any other Person; (iv) warranties made with respect to products manufactured, packaged, distributed or sold by the Company or any of its Subsidiaries; or (v) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, business or prospects of the Company or any of its Subsidiaries (collectively, and together with the Leases, Employment Agreements, Company Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the "Material Agreements"). The Company has previously furnished to Purchaser true, complete and correct copies of all written agreements, as amended, required to be listed on Schedule 4.28.

                  (b) Except as set forth on Schedule 4.28, none of the Material Agreements was entered into outside the ordinary course of business of the Company or its Subsidiaries, contains any unusual, onerous or burdensome provisions that will impair or adversely effect in any material way the operations of the Company or its Subsidiaries, or is reasonably likely to be performed at a material loss.

                  (c) The Material Agreements, including, without limitation, any agreement with Imperial Bank or any other contract or agreement relating to borrowed money to which the Company or any of its Subsidiaries is a party or by or to which it or its assets are bound or subject, are each in full force and effect and are the valid and legally binding obligations of the Company or its Subsidiaries and, to the best of Sellers' knowledge, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. Neither the Company nor any of the Sellers have received notice of default by the Company or any of its Subsidiaries under any of the Material Agreements, including any agreement with Imperial Bank or any other contract or agreement relating to borrowed money to which the Company or any of its Subsidiaries is a party or by or to which it or its assets are bound or subject, and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the Company or any of its Subsidiaries thereunder. Neither the Company or its Subsidiaries, nor to the Sellers' knowledge, any of the other parties to any of the Material Agreements is in default thereunder, nor has an event occurred which, with the passage of time or the giving of notice or both would constitute a default by such other party thereunder. Neither the Company or its Subsidiaries, nor any of the Sellers have received notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements, including, without limitation, any agreement with Imperial Bank or any other contract or agreement relating to borrowed money to which the Company or any of its Subsidiaries is a party or by or to which it or its assets are bound or subject, nor are any of them aware of any facts or circumstances which could reasonably be expected to lead to any such cancellation, revocation or termination.

                  (d) Except as otherwise indicated on Schedule 4.28, to the best of the Sellers' knowledge, after due inquiry, the continuation, validity and effectiveness of the Material Agreements under the current terms thereof will in no way be affected by the consummation of the transactions contemplated by this Agreement.

         4.29 Guaranties. Except as set forth on Schedule 4.29, neither the Company nor any of its Subsidiaries is a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of the Company or any of its Subsidiaries.

         4.30 Products.

                  (a) Except as set forth on Schedule 4.30, there exists no set of facts (i) which could furnish a basis for the recall, withdrawal or suspension of any product, governmental license, approval or consent of any governmental or regulatory agency with respect to any product distributed or sold by the Company or any of its Subsidiaries (a "Product"), (ii) which could furnish a basis for the recall, withdrawal or suspension by order of any state, federal or foreign court of law of any Product, or (iii) which could have an adverse effect on the continued operation of any facility of the Company or any of its Subsidiaries or which could otherwise cause the Company or any of its Subsidiaries to recall, withdraw or suspend any such Product from the market or to change the marketing classification of any such Product.

                  (b) Copies of all material correspondence received or sent by or on behalf of the Company or any of its Subsidiaries during the past five (5) years, from or to any governmental regulatory agency have been previously delivered to Purchaser.

         4.31 Environmental Matters. None of the Leased Property nor any other property used by the Company or any of its Subsidiaries presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances. Except as described on Schedule 4.31, the Company and each of its Subsidiaries is in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) utilized by the Company or any of its Subsidiaries in its business or to any other actions, omissions or conditions affecting the environment applicable to the Company or any of its Subsidiaries or its business as a result of any hazardous substance utilized by the Company or any of its Subsidiaries in its business or otherwise placed at any of the facilities owned or operated by the Company or any of its Subsidiaries (the "Environmental Laws"). Except as described on Schedule 4.31, neither the Sellers, nor the Company or any of its Subsidiaries (or its directors or officers), has received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by the Company or any of its Subsidiaries or the Sellers with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the best of Sellers' knowledge, threatened against any of the Company, any of its Subsidiaries, the Sellers or any such director or officer of the Company or any of its Subsidiaries, with respect to any violation or alleged violation of the Environmental Laws, and there is no reasonable basis for the institution of any such proceeding, suit or investigation.

         4.32 Insolvency. The Sellers are able to pay their respective debts as they mature and the transfer of the Securities by the Sellers to Purchaser in accordance with the terms of this Agreement shall not constitute a voidable preference or transfer in fraud by any creditor under applicable federal or state insolvency law.

         4.33 Accounts and Notes Receivable. Except as set forth on Schedule 4.33, all accounts and notes receivable of the Company and its Subsidiaries have arisen in the ordinary course of business, represent valid obligations to the Company and its Subsidiaries and, subject only to consistently recorded reserves for bad debts, have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms. All items which are required by generally accepted accounting principles to be reflected as accounts and notes receivable on the Financial Statements and on the books of the Company and its Subsidiaries are so reflected. Appropriate reserves have been recorded on the books of the Company and its Subsidiaries for all items set forth on Schedule 4.33.

         4.34 Indebtedness. All Indebtedness (as herein defined) of the Company and its Subsidiaries arising prior to September 30, 1998 is set forth in the Financial Statements. Schedule 4.34 sets forth a true and correct listing of all accounts payable of the Company and its Subsidiaries as of the end of the month prior to the date hereof. No account payable of the Company or its Subsidiaries which has arisen subsequent to the end of the month prior to the date hereof has exceeded $225,000 nor has the aggregate of such accounts payable exceeded $1,100,000. All Indebtedness reflected in the Financial Statements or on Schedule 4.34 or which has arisen after September 30, 1998 has arisen in the ordinary course of business and represents valid Indebtedness of the Company and its Subsidiaries. As used herein, the term "Indebtedness" means all items which, in accordance with GAAP would be included on Schedule 4.34 or which has arisen after September 30, 1998 in the ordinary course of business and represents valid Indebtedness of the Company and its Subsidiaries.

         4.35 Premerger Notification. The Company has filed notification and report forms with respect to the transactions contemplated by this Agreement in accordance with the HSR Act.

         4.36 Inventory Valuation. The inventory of the Company and its Subsidiaries as set forth on the Financial Statements was, and the inventory of the Company and its Subsidiaries currently is, in usable or salable condition in the ordinary course of business at the amounts carried on the Financial Statements and currently on the books and records of the Company and its Subsidiaries, respectively. The materials, supplies and work-in-process, and additions thereto, included in such inventory are of at least the standard quality for such items; are suitable for the manufacture and distribution of products for the law enforcement, military, sporting goods and automotive markets of standard quality for such products; and are not in excess of the normal purchasing patterns of the Company or its Subsidiaries. Except as set forth on Schedule 4.36, the Sellers do not know of any adverse condition affecting the supply of materials available to the Company or its Subsidiaries. The amounts of the inventories reflected on the Financial Statements and on the books and records of the Company and its Subsidiaries have been determined in accordance with generally accepted accounting principles consistently applied.

         4.37 INTENTIONALLY LEFT BLANK.

         4.38 No Material Adverse Change. Except as set forth on Schedule 4.38, since September 30, 1998, there has been no material adverse change in the assets, properties, business or condition, financial or otherwise, of the Company or its Subsidiaries, and the Sellers do not know of any such change which is threatened, nor has there been any damage, destruction or loss materially affecting the assets, properties, business or condition of the Company or its Subsidiaries, whether or not covered by insurance.

         4.39 Non-Purchased Assets. Except as set forth on Schedule 2.3(c), there are no other assets, prepaid or otherwise, on the balance sheet of the Company which would be predominately for the personal benefit of the Sellers.

         4.40 Absence of Certain Business Practices. None of the Sellers or the Company or any of its Subsidiaries, their related parties or any affiliates or, to the best of each of the Company and each of the Sellers knowledge, any other Person acting on behalf of or associated with the Company or any of its Subsidiaries or any individual related to any of the foregoing Persons, acting alone or together, has with respect to the business or activities of the Company or its Subsidiaries: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Company or its Subsidiaries has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of the Company or its Subsidiaries (or assist the Company or any of its Subsidiaries in connection with any actual or proposed transaction) which, in the case of both (a) and (b) above (i) may subject the Company or any of its Subsidiaries to any material damage or any penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had a material adverse effect on the assets, business or, operations of the Company or its Subsidiaries as reflected in the Financial Statements or (iii) if not continued in the future, may materially adversely affect the assets, business or operations of the Company or any of its Subsidiaries or subject the Company or any of its Subsidiaries to suit or penalty in any private or governmental litigation or proceeding.

         4.41 Review of Forms 10-K, 10-Q and 8-K. Sellers have (1) received and carefully reviewed AHI's Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and 10-Q and Current Reports on Form 8-K filed by it with the Commission since January 1, 1998, as well as AHI's Registration Statement on Form S-3,Registration No. 333-75053 and AHI's Registration Statement on Form S-4,Registration No. 333-38759, including the section therein entitled "Risk Factors", and (2) had the opportunity to ask questions and receive answers from AHI concerning such Forms 10-KSB, 10-QSB, 10-Q and 8-K, the documents incorporated by reference therein and the terms and conditions of this Agreement and to obtain any documents relating to AHI which are on file with the Commission and available for inspection by the public. Sellers are aware of the risks inherent in an investment in AHI and specifically the risks of an investment in the AHI Common Stock. In addition, Sellers are aware and acknowledge that there can be no assurance of the future viability or profitability of AHI, nor can there be any assurance relating to the current or future price of the AHI Common Stock, as quoted on the American Stock Exchange.

         4.42 Disclosure. Neither this Agreement nor any Schedule hereto, or any written statement or certificate required under Section 6.1(A) furnished at the Closing by the Company or the Sellers, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits or will omit to state a material fact necessary in order to provide a prospective purchaser of the Securities with full and proper information as to the business, financial condition, assets, results of operation or prospects of the Company and its Subsidiaries and the value of its properties or the ownership or operation of the Company.

         4.43 Trust Representations. Each of the Sellers (and not the Company) jointly and severally represent and warrant to the Purchaser as follows:

                  (a) The Neale A. Perkins Trust (the "Perkins Trust") was formed pursuant to The Neale A. Perkins Trust Agreement DTD 3/13/90 ( the "Perkins Trust Agreement").

                  (b) The Scott T. O'Brien Trust (the "O'Brien Trust") was formed pursuant to The Scott T. O'Brien and Victoria S. O'Brien Revocable Trust DTD 6/11/96 ( the "O'Brien Trust Agreement").

                  (c) The David M. Holmes (the "Holmes Trust") was formed pursuant to The David M. Holmes and Katherine C. Holmes Revocable Trust DTD 1/31/97 ( the "Holmes Trust Agreement").

                  (d) Neale A. Perkins alone, both as an individual and as trustee of the Perkins Trust, has full power and capacity to execute, deliver and perform each of its obligations under this Agreement and each of the documents to which it is a party pursuant to the terms of this Agreement. Each of the documents to which Neale A. Perkins or the Perkins Trust is named as a party, has been duly executed and delivered by Neale A. Perkins, and has been duly authorized by all requisite legally required action. No material approval, authorization or other action by, or filing with, any other person, entity or agency is required at or prior to the closing of the transactions contemplated by this Agreement in connection with the execution, delivery and performance by Neale A. Perkins of each document to which he is a party and the consummation of the transactions thereunder or contemplated thereby.

                  (e) Scott T. O'Brien alone, both as an individual and as trustee of the O'Brien Trust, has full power and capacity to execute, deliver and perform each of its obligations under this Agreement and each of the documents to which it is a party pursuant to the terms of this Agreement. Each of the documents to which Scott T. O'Brien or the O'Brien Trust is named as a party, has been duly executed and delivered by Scott T. O'Brien, and has been duly authorized by all requisite legally required action. No material approval, authorization or other action by, or filing with, any other person, entity or agency is required at or prior to the closing of the transactions contemplated by this Agreement in connection with the execution, delivery and performance by Scott T. O'Brien of each document to which he is a party and the consummation of the transactions thereunder or contemplated thereby.

                  (f) David M. Holmes alone, both as an individual and as trustee of the Holmes Trust, has full power and capacity to execute, deliver and perform each of its obligations under this Agreement and each of the documents to which it is a party pursuant to the terms of this Agreement. Each of the documents to which David M. Holmes or the Holmes Trust is named as a party, has been duly executed and delivered by David M. Holmes, and has been duly authorized by all requisite legally required action. No material approval, authorization or other action by, or filing with, any other person, entity or agency is required at or prior to the closing of the transactions contemplated by this Agreement in connection with the execution, delivery and performance by David M. Holmes of each document to which he is a party and the consummation of the transactions thereunder or contemplated thereby.

                  (g) The execution and delivery of this Agreement and the performance of its terms by Neale A. Perkins will not conflict with or result in a violation of: (a) any provision of federal or state law, (b) the Perkins Trust Agreement, or (c) any material contract or other agreement or undertaking to which Neale A. Perkins is a party or by which he is bound. Such execution, delivery and performance will not result in the creation or imposition of any lien on any properties or assets of the Perkins Trust or Neale A. Perkins.

                  (h) The execution and delivery of this Agreement and the performance of its terms by Scott T. O'Brien will not conflict with or result in a violation of: (a) any provision of federal or state law, (b) the O'Brien Trust Agreement, or (c) any material contract or other agreement or undertaking to which Scott T. O'Brien is a party or by which he is bound. Such execution, delivery and performance will not result in the creation or imposition of any lien on any properties or assets of the O'Brien Trust or Scott T. O'Brien.

                  (i) The execution and delivery of this Agreement and the performance of its terms by David M. Holmes will not conflict with or result in a violation of: (a) any provision of federal or state law, (b) the Holmes Trust Agreement, or (c) any material contract or other agreement or undertaking to which David M. Holmes is a party or by which he is bound. Such execution, delivery and performance will not result in the creation or imposition of any lien on any properties or assets of the Holmes Trust or David M. Holmes.

                  (j) Each of the Perkins Trust Agreement and this Agreement constitutes the legal, valid and binding obligation of Neale A. Perkins (both as settlor and in his capacity as trustee of the Perkins Trust), and is enforceable against the Perkins Trust and Neale A. Perkins, as the case may be, in accordance with its respective terms. As of the date hereof, the Perkins Trust Agreement is currently in effect and has not been rescinded or revoked and the Perkins Trust created thereby is duly organized and validly existing.

                  (k) Each of the O'Brien Trust Agreement and this Agreement constitutes the legal, valid and binding obligation of Scott T. O'Brien (both as settlor and in his capacity as trustee of the O'Brien Trust), and is enforceable against the O'Brien Trust and Scott T. O'Brien, as the case may be, in accordance with its respective terms. As of the date hereof, the O'Brien Trust Agreement is currently in effect and has not been rescinded or revoked and the O'Brien Trust created thereby is duly organized and validly existing.

                  (l) Each of the Holmes Trust Agreement and this Agreement constitutes the legal, valid and binding obligation of David M. Holmes (both as settlor and in his capacity as trustee of the Holmes Trust), and is enforceable against the Holmes Trust and David M. Holmes, as the case may be, in accordance with its respective terms. As of the date hereof, the Holmes Trust Agreement is currently in effect and has not been rescinded or revoked and the Holmes Trust created thereby is duly organized and validly existing.

         4.44 Representations and Warranties on Closing Date. The representations and warranties contained in this Article IV shall be true and complete on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 Survival of the Representations and Warranties. The representations and warranties contained in Sections 2.1, 4.1, 4.2, 4.11, 4.12,
4.15 and 4.43 and the covenants in Sections 6.1, 7.6 or 7.7 shall survive the Closing and remain in effect indefinitely. The representations and warranties contained in Section 4.31 (relating to environmental matters), shall survive the Closing until the expiration of three (3) years from the Closing Date. The representations and warranties contained in Section 4.27 (relating to taxes), shall survive the Closing until the later of the expiration of twenty four months from the Closing Date and the expiration of the last day on which any tax may be validly assessed by the Internal Revenue Service or any other governmental entity against the Company's assets or the Company's business. Except as set forth above, the representations and warranties and covenants of the Sellers, the Company and the Purchaser contained in this Agreement shall survive the Closing until the expiration of twenty-four months from the Closing Date.

         5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document delivered pursuant hereto , shall be deemed to be representations and warranties for purposes of this Agreement.

         5.3 Indemnification.

         (a) By the Company and Sellers. Except with respect to the provisions of Sections 5.3(a)(ii), 5.3(a)(iii), 5.3(a)(vii) and 5.3(a)(ix), subject to the limitations set forth in Section 5.3(d)(i), the Company (but, with respect to the Company, only if the Closing has not occurred) and each of the Sellers agree, jointly and severally, to indemnify and hold harmless Purchaser and its directors, officers, employees and agents from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel arising from, in connection with, or incident to (i) any breach or violation of any of the representations, warranties, covenants or agreements of the Company or any of the Sellers contained in this Agreement or any agreement, document or other writing referred to herein and delivered pursuant hereto to which any Indemnifying Party (as hereinafter defined) is a party; (ii) any liability resulting from any litigation not covered by insurance involving the Company or any of its Subsidiaries for (1) any and all claims (excluding product liability claims) arising out of, relating to, resulting from or caused by any transaction, event, condition, occurrence or situation arising prior to and including the Closing Date, regardless of whether or not such litigation was disclosed by the Sellers on Schedule 4.6, or (2) any and all product liability claims relating to any event, accident or occurrence arising prior to and including the Closing Date; (iii) any and all taxes and related penalties, interest or other charges (1) for any unaccrued or unreported tax liabilities with respect to the Company or any of its Subsidiaries for all periods prior to and including the Closing Date; (2) for any liability with respect to the federal tax audit of the Company for the fiscal years ended September 30, 1995;
(3) for any liability to the Company or the Purchaser resulting from the sale of the Non-Purchased Assets and the payment and satisfaction of the Non-Purchased Asset Note; and (4) for any tax liability of any of the Sellers or arising out of the ownership or operation of the Company or its businesses by the Sellers or out of any position taken by any of the Sellers in connection with the transactions contemplated by this Agreement; (iv) except for product liability claims relating to any event, accident or occurrence arising after the Closing Date, any and all claims arising out of, relating to, resulting from or caused by any transaction, event, condition, occurrence or situation in any way relating to the Company or any of its Subsidiaries, or Safariland Ballistics, Inc., Rogers Holster, Inc. or Safariland Graphics, or the conduct of its or their business arising or occurring on or prior to the Closing Date without regard to whether such claim exists on the Closing Date or arises at any time thereafter; (v) any and all claims arising out of, relating to, resulting from or caused by any transaction, event, condition, occurrence or situation in any way relating to (1)

Mark Nelson's employment by and ownership of any capital stock of the Company; or (2) the prior transfer of any shares of capital stock of the Company from Neale A. Perkins or the Perkins Trust to Mark Nelson or a trust for the benefit of Mark Nelson; (vi) any and all liabilities owing to any investment banker, broker, finder or financial advisor engaged by the Company or any Seller; (vii) to the extent that the Sellers do not satisfy any payment obligations set forth in Section 2.3(a) ; (viii)any liability resulting from any bonus or severance plans or policies of the Company instituted prior to the Closing Date, to the extent that any bonus or severance paid to any employee currently employed by the Company after the Closing is less than what any such employee claims that he/she should have been entitled to under any bonus or severance plans or policies of the Company instituted prior to the Closing Date; (ix) any and all claims or liability arising out of, relating to, resulting from or caused by any default by NAP Properties, Ltd. to its lenders under NAP Properties, Ltd.'s Industrial Development Bond financing, including the failure to obtain the consent of such lenders to enter into the New Lease (as hereinafter defined); and (x) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing. The provisions of this Section 5.3(a) are for the benefit of the Purchaser and shall not give rise to any right of action by or for the Sellers.

                  (b) By Purchaser. Purchaser agrees to indemnify and hold harmless the Sellers from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel arising from, in connection with, or incident to (i) any breach or violation of any of the representations, warranties, covenants or agreements of Purchaser contained in this Agreement or any agreement referred to herein and delivered at or prior to the Closing; (ii) any liability for taxes arising out of a Section 338 election by the Purchaser under state law or the Code; (iii) any and all liabilities owing to any investment banker, broker, finder or financial advisor engaged by the Purchaser and (iv) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

                  (c) Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

         An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement, to the extent reasonably possible, not later than ten (10) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

         The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least ten (10) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate in the reasonable opinion of the Indemnified Party. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

         The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

         With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no good faith dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                  (d) Limitations on Indemnification.

         (i) Anything in this Agreement to the contrary notwithstanding, no indemnification payment shall be made to the Purchaser pursuant to this Agreement, whether from the Escrow Fund or otherwise, until the amounts which the Purchaser would otherwise be entitled to receive as indemnification under this Agreement aggregate at least $250,000, which shall be treated as a reduction of Purchaser's damages. The indemnification provisions set forth in Sections 5.3(a)(ii), 5.3(a)(iii), 5.3(a)(vii), 5.3(a)(v)(2) and 5.3(a)(ix) or a
claim for "fraud" (as hereinafter defined) shall not be subject to the limitations set forth in this Section 5.3(d)(i) and shall be indemnified to Purchaser dollar for dollar to the extent any liability with respect to such matters exists.

         (ii) The maximum liability of all Sellers to Purchaser and any and all Indemnified Parties for any claim arising from or relating to this Agreement or the transactions contemplated hereby, whether asserted as breach of contract, tort, violation of statute or otherwise, irrespective of the theory or basis of such claim, shall not exceed $20,000,000, provided, that the limitation set forth in this sentence shall not apply to (1) any breach by Sellers of the representations, warranties or covenants contained in Sections 4.1, 4.2, 4.11, 4.12, 4.15, 4.43, 5.3(a)(ix),7.6 or 7.7 of this Agreement, or (2) the commission of "fraud" by the Sellers with respect to any matters pertaining to this Agreement and the consummation of the transactions contemplated hereby. For purposes of this Section 5.3(d)(ii), the term "fraud" shall mean the making, by the Company or any Seller, directly or indirectly of any untrue statement of a material fact or the omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; provided, that with respect to this portion of the definition of "fraud", the person making any untrue statement of a material fact or omitting to state a material fact knows such statement or omission to be untrue when made or omitted. "Knowledge" for purposes of the definition of "fraud" under this Section 5.3(d)(ii) and the last sentence of Section 5.6 shall mean the conscious awareness of such person as to the lack of truthfulness of the statement or omission.

         (iii) The extent to which any Indemnified Party shall be entitled to indemnification hereunder shall be reduced by (1) any tax benefit actually realized by an Indemnified Party, and (2) any insurance proceeds received by the Indemnified Party on account of the claim that the Indemnified Party is seeking to be indemnified for irrespective of the identity of the party that paid for such insurance.

                  (e) Resort to Escrowed Shares. Except for the items set forth in Sections 2.3(b) and 5.3(a)(vii), the Purchaser shall first be required to resort to the Escrowed Shares for the amount of any loss for which the Sellers are required to indemnify the Purchaser pursuant to the provisions of this Agreement. The Purchaser shall have the right to reduce the number of Escrowed Shares by the amount of any losses for which Sellers are required to indemnify Purchaser pursuant to the provisions of Section 5.3(a) above or for any adjustments made pursuant to Section 2.3, the value of which shall be based upon the average closing price of such shares in the American Stock Exchange for the ten consecutive trading days ending five trading days prior to the date of determination. If the amount of deduction is subsequently determined to be in excess of the amount which Purchaser is legally entitled to deduct, Purchaser shall promptly pay such difference to Sellers, after such final determination. Pursuant to Section 2.2 herein, if no claims have arisen pursuant to Section 5.3(a) hereof on the Release Date the Escrowed Shares shall be released to Sellers.

         5.4 Power of Attorney. The Sellers each hereby irrevocably constitute and appoint Jonathan M. Spiller, the President and Chief Executive Officer of AHI, with full power of substitution, the true and lawful attorney-in-fact (the "Attorney") of Sellers with the full power in the name of, for and on behalf of Sellers, to effect any and all sales of the Escrowed Shares delivered to Sellers pursuant to this Agreement. The power and authority granted to the Attorney hereunder shall include, but not be limited to, the power and authority to endorse and deliver stock certificates and stock powers, to instruct all appropriate persons to sell and deliver the Consideration Shares in accordance with the instructions of the Purchaser, all in conformity with the terms and provisions of this Agreement and to perform such other acts as may be necessary or appropriate to carry out the intent and purposes of the foregoing. This power of attorney is an agency coupled with an interest and all authority conferred hereby shall be irrevocable.

         5.5 General Release. As additional consideration for the sale of the Securities pursuant to this Agreement, each of the Sellers hereby unconditionally and irrevocably releases and forever discharges, effective as of the Closing Date, the Company and its officers, directors, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown ("Claims"), relating to the Company which ever existed or now exist, by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Closing Date, or in relation to any other liabilities of the Company to the Sellers. The Sellers expressly intend that the foregoing release shall be effective regardless of whether the basis for any claim or right hereby released shall have been known to or anticipated by the Sellers.

         5.6 Joint and Several Obligation. Except as otherwise set forth below, all liabilities of the Company, each Trust and each Executive hereunder shall be the joint and several obligation of each of the Trusts and the Executives, and the Company for the period prior to the Closing Date to the extent that the Closing has not occurred, and in the case of any breach or other violation of any of the terms and provisions of this Agreement AHI or the Purchaser may seek to enforce any remedy against any or all of the Company, the Trusts or the Executives as AHI or the Purchaser shall determine in their sole discretion. The provisions of this Section 5.6 are for the benefit of the Purchaser and shall not give rise to any right of action by or for the Sellers. Notwithstanding anything to the contrary contained herein, the Sellers shall be severally, but not jointly, liable for their obligations under Sections 7.6,
7.7 and 7.11 hereof. Further, with respect to the making of any untrue statement of a material fact or the omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading by any Seller, the liability of the Sellers shall be joint and several with respect to the Sellers who have knowledge of such "fraud" and not joint and several to those who have no knowledge of such "fraud."

                                   ARTICLE VI

                   CLOSING; DELIVERIES; CONDITIONS PRECEDENT

         6.1 Closing; Effective Date. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, on April 12, 1999, or on such other date and at such other place as may be agreed to by the parties. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

         (A) At Closing, the Sellers shall deliver the following documents to
Purchaser:

                  (i) the certificates representing the Securities, together with stock powers duly executed in blank;

                  (ii) the written resignations of each of the directors and officers of the Company, as may be requested by Purchaser, effective upon Closing;

                  (iii) the minute books of the Company, including its corporate seals, unissued stock certificates, stock registers, Certificate of Incorporation, bylaws and corporate minutes approving the terms and conditions of this Agreement, the documents to be executed in connection herewith and the transactions contemplated hereby certified by the Secretary of the Company;

                  (iv) certificates issued by the Secretary of State or other similar appropriate governmental department, as to the good standing of the Company in its jurisdiction of incorporation and certifying its Certificate of Incorporation;

                  (v) the written consents (on terms satisfactory to Purchaser) of the lessor to each Leased Property to which consent is required under the terms of the Leases for consummation of the transactions contemplated hereby;

                  (vi) the Consulting Agreements by and between the Company and each of Neale A. Perkins and Scott O'Brien, duly executed by each of Neale A. Perkins and Scott O'Brien and in the forms attached as Exhibits "C" and "D" hereto (the "Consulting Agreements");

                  (vii) the certificate referred to in Section 6.2(d);

                  (viii) a certificate of the Sellers certifying that the Company has filed an application with the California Department of Corporations requesting the removal of the legend set forth on the certificates representing the Securities;

                  (ix) a certificate of the Sellers certifying that from December 31, 1998, there have been no payments by the Company to the Sellers or any Affiliates of the Sellers other than (a) salary at an annual rate as set forth on Schedule 4.24, (b) reasonable expense reimbursements consistent with past practices, or (c) rent payable to NAP Properties, Ltd. in accordance with the lease for the premises of the Company;

                  (x) a certificate of the Sellers certifying that (i) there is no outstanding indebtedness owing by any of the Sellers or their respective affiliates or family members to the Company other than as indicated in the Non-Purchased Assets; and (ii) there is no outstanding indebtedness owing by the Company to any of the Sellers or their respective affiliates or family members;

                  (xi) the Escrow Agreement, duly executed by the Sellers with stock powers executed in blank and medallion guaranteed;

                  (xii) an Investment Representation Letter regarding the acceptance of the Consideration Shares in the form of Exhibit E attached hereto; and

                  (xiv) such other documents and instruments as the Purchaser may reasonably request.

         (B) At Closing, Purchaser shall deliver the following documents to the
Sellers:

                  (i) a wire transfer of funds to the Sellers (and to Mark Nelson for the release of certain of the Securities) in the amounts set forth on Schedule A hereto;

                  (ii) the certificates of AHI Common Stock to be delivered (1) to the Sellers, and (2) to the Escrow Agent;

                  (iii) the Escrow Agreement, duly executed by the Purchaser;

                  (iv) a certificate of the Secretary of State of the State of Delaware, as of a recent date, as to the good standing of Purchaser and certifying its Certificate of Incorporation;

                  (v) a certificate, dated the Closing Date, of the Secretary of Purchaser, setting forth the authorizing resolutions adopted by Purchaser's Board of Directors with respect to the transactions contemplated hereby;

                  (vi) the certificate referred to in Section 6.3(d);

                  (vii) an assignment of the Texas State Note; and

                  (viii) such other documents and instruments as the Seller may reasonably request;

         6.2 Conditions Precedent to the Obligations of Purchaser. Each and every obligation of Purchaser to consummate the transactions described in this Agreement and any and all liability of Purchaser to the Sellers shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

                  (a) Representations and Warranties True. Each of the representations and warranties of the Company and each of the Sellers contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct as of the Closing Date with the same force and effect as though made on and as of such date.

                  (b) Performance. The Sellers shall have performed and complied with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

                  (c) No Material Adverse Change. Except as expressly permitted in the sole discretion of the Purchaser, or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of the Company or of the Company's assets, liabilities (whether accrued, absolute, contingent or otherwise), earnings, book value, business or operations based upon the Company's audited financial statements as of September 30, 1998 as provided to AHI, and the Company shall have operated its business only in the ordinary course during the period from September 30, 1998 through the Closing Date. All supply and distribution agreements and similar business relationships to which the Company is currently a party shall be in full force and effect in accordance with their respective terms.

                  (d) Sellers' Certificate. The Sellers shall have delivered to Purchaser a certificate dated the Closing Date, certifying that the conditions specified in Section 6.2(a), (b) and (c) above have been fulfilled and as to such other matters as Purchaser may reasonably request.

                  (e) No Litigation. No litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

                  (f) Governmental Permits and Approvals. Any and all permits and approvals from any governmental or regulatory body, including with respect to the HSR Act, required for the lawful consummation of the Closing shall have been obtained.

                  (g) Consents. Purchaser and the Sellers shall have obtained, all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement including, but not limited to, any required notices to creditors of the Company and the consents of any of the landlords to the Leased Property which is required in accordance with the terms of the Leases and consents with respect to any Material Agreement.

                  (h) Due Diligence Review. AHI shall have completed its due diligence investigation of the Company to its satisfaction, in its sole and absolute discretion.

                  (i) Opinion of Counsel. The favorable opinions of Inglis, Ledbetter & Gower LLP, Christie Parker & Hale and Baker & McKenzie, counsel to the Company and the Sellers, dated the Closing Date, addressed to AHI and the Purchaser, in form and substance reasonably acceptable to Purchaser.

                  (j) Satisfactory Business Review. The Purchaser shall have satisfied itself, after receipt and consideration of the Schedules and after the Purchaser and its representatives have completed the review of the business of the Company contemplated by this Agreement, that none of the information revealed thereby or in the opinion of the Purchaser may result in, a materially adverse change in the business or financial condition of the Company.

                  (k) Payment of Taxes. Sellers shall have fully satisfied all tax liabilities and obligations and shall be responsible for any and all taxes and related penalties, interest or other charges with respect to the Company for all periods prior to and including the Closing Date, other than taxes for which reserves were taken as reflected on the Post Closing Balance Sheet.

                  (l) Consulting Agreements. Neale A. Perkins and Scott O'Brien shall have entered into the Consulting Agreements with the Company.

                  (m) Option Agreement. The individuals designated by the Sellers to be receiving options to purchase AHI Common Stock pursuant to
Section 2.3(g) shall have entered into an Option Agreement in the form attached as Exhibit "F" hereto (the "Option Agreement").

                  (n) Lease Agreement. NAP Properties shall have entered into a new lease with the Company, satisfactory to the Purchaser in its sole and absolute discretion, for the premises at 3120 East Mission Boulevard, Ontario, CA in the form of Exhibit "G" attached hereto (the "New Lease").

                  (o) Hart-Scott-Rodino. The waiting period specified in the HSR Act, including any extensions thereof, shall have expired.

                  (p) Prior Stockholders' Agreement. The Stockholders' Agreement by and among the Company, Sellers and Mark Nelson shall have been terminated.

                  (q) Joint Venture Agreement. The Joint Venture Agreement by and between the Company and The Stewart Group shall have been terminated.

                  (r) Payment of Debts. Each Seller or Executive, as the case may be, shall have paid to the Company any amounts owed by such person to the Company.

                  (s) Release of Industrial Revenue Bond Guaranty. The Company shall have been released of its obligation to guaranty certain obligations of NAP Properties, Ltd. relating to NAP Properties, Ltd.'s Industrial Revenue Bonds, including a release and termination of all liens, security interests, mortgages and any and all other obligations relating thereto.

                  (t) Release of VISCO Guaranty. The Company shall have been released of its obligation to guaranty certain obligations of Visual Image Systems Company, LLC to Imperial Bank.

                  (u) Bank of America Release. Bank of America shall have released all of its liens on the Intellectual Property Rights of the Company.

                  (v) Imperial Bank Pay-Off. The outstanding amount of the Credit Facilities shall be repaid in full and the release and termination of all liens, security interests, mortgages and guarantees with respect thereto shall have been obtained.

         6.3 Conditions Precedent to the Obligations of Seller. Each and every obligation of Sellers to consummate the transactions described in this Agreement and any and all liability of Sellers to Purchaser shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

                  (a) Representations and Warranties True. Each of the representations and warranties of Purchaser contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

                  (b) Performance. Purchaser shall have performed and complied in all respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (c) Officers' Certificate. Purchaser shall have delivered to the Sellers, a certificate addressed to Sellers executed by Purchaser's President or Chief Executive Officer, dated the Closing Date, certifying that the conditions specified in Sections 6.3(a) and (b) above have been fulfilled.

                  (d) No Litigation. No litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

                  (e) Consents. Purchaser and Sellers shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement including, but not limited to, the consents of any of the landlords to the Leased Property which is required in accordance with the terms of the Leases.

                  (f) Hart-Scott-Rodino. The waiting period specified in the HSR Act, including any extensions thereof, shall have expired.

                  (g) Consulting Agreements. Neale A. Perkins and Scott O'Brien shall have entered into the Consulting Agreements with the Company.

                  (h) Lease Agreement. The Purchaser shall have entered into the New Lease.

         6.4 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

         6.5 Termination. This Agreement and the transactions contemplated hereby may be terminated (i) at any time by the mutual consent of the parties hereto; (ii) by Sellers, jointly, or by Purchaser, if the Closing has not occurred on or prior to May 31, 1999 (such date of termination being referred to herein as the "Termination Date"), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; (iii) by Purchaser at any time at or prior to Closing in its sole discretion if (1) any of the representations or warranties of the Sellers in this Agreement are not true, accurate and complete or if the Sellers breach any covenant contained in this Agreement or (2) any of the conditions precedent to Sellers' obligations to conduct the Closing have not been satisfied by the date required thereof; (iv) by Sellers at any time at or prior to Closing in their sole discretion if (1) any of the representations or warranties of the Purchaser in this Agreement are not true, accurate and complete or if the Purchaser breaches any covenant contained in this Agreement or (2) any of the conditions precedent to Purchaser's obligations to conduct the Closing have not been satisfied by the date required thereof. If this Agreement is terminated pursuant to this Section 6.5, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (iii) and (iv) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement. Notwithstanding the preceding sentence, the respective obligations of the parties under Sections 7.3, 7.5, 8.9 and 8.16 shall survive the termination of this Agreement. Notwithstanding anything to the contrary contained herein, if the termination of this Agreement is a result of the willful misrepresentation, willful inaccuracy or omission in a representation, willful breach of warranty, fraud or any willful failure to perform or comply with any covenant or agreement contained herein, the aggrieved party shall be entitled to recover from the non-performing party all out-of-pocket expenses which such aggrieved party has incurred and the termination of this Agreement shall not be deemed or construed as limiting or denying any other legal or equitable right or remedy of such party.

                                  ARTICLE VII

                                   COVENANTS


         7.1 Interim Operations of the Company. During the period from the date of this Agreement to the Closing Date, except with Purchaser's prior specific written consent or as expressly contemplated by this Agreement, the Sellers shall cause the Company to operate its business only in the ordinary and usual course consistent with past practices and to preserve intact its business organization and good will in all material respects. Additionally, during the period from the date of this Agreement to the Closing Date, the Sellers shall cause the Company not to do any of the following (unless otherwise expressly contemplated by this Agreement or permitted in writing by Purchaser):

              (i)    amend its Certificate of Incorporation or By-Laws;

              (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or con vertible securities, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities;

              (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

              (iv) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock, except the payment to the Perkins Trust of its pro-rata dividend payment on the Outstanding Preferred Stock through March 31, 1999.

              (v) voluntarily sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible), other than the Non-Purchased Assets or in the ordinary course of business consistent with past practices;

              (vi) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due;

              (vii) create, incur or assume any liability or indebtedness, except trade indebtedness in the ordinary course of business consistent with past practices;

              (viii) make or commit to make any capital expenditures exceeding in the aggregate Ten Thousand Dollars ($10,000.00);

              (ix)   become subject to any Guaranty;

              (x) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of the Sellers or any Affiliate of the Sellers or any Related Party or to the prepayment of any such amounts, other than payment of salary in the ordinary course consistent with past practice, compensation benefits, and expenses payable in the ordinary course of business to Seller and scheduled lease payments under the Leases listed on Schedule 4.22, including rent on the buildings located at 3120 East Mission Boulevard, Ontario, CA;

              (xi) grant any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment);

              (xii) except as listed on Schedule 7.1, enter into any agreement which would be a Material Agreement, or amend or terminate any existing Material Agreement, which is outside the ordinary course of business consistent with past practices. With respect to the foregoing, the Sellers shall provide Purchaser with a complete list of any such Material Agreement not entered into in the ordinary course of business between the date hereof and the Closing Date;

              (xiii) alter the manner of keeping its books, accounts or
                     records, or change in any manner the accounting practices therein reflected;

              (xiv) except as set forth on Schedule 7.1, enter into any commitment or transaction other than in the ordinary course of business consistent with past practices;

              (xv) do any act, or omit to do any act, or permit to the extent within the Company's or the Sellers' control, any act or omission to act which would cause a violation or breach of any of the representations, warranties or covenants of the Company or the Sellers set forth in this Agreement;

              (xvi) take any action which has or could have a Material Adverse Effect on the Company, or on employee, customer or supplier relations; or

              (xvii) agree, whether in writing or otherwise, to do any of the foregoing.

         7.2 Access. The Sellers shall, and shall cause the Company to, afford to Purchaser and its agents and representatives, access throughout the period prior to the Closing Date to the properties, books, records and contracts of the Company, for the purpose of permitting Purchaser to fully investigate and perform a due diligence review of the Company, their respective businesses, assets and properties, and financial condition, provided that such access shall be granted during normal business hours in such a manner as to not unreasonably interfere with the Company' normal business operations. During such period the Sellers shall furnish promptly to Purchaser copies of (i) all correspondence received or sent by or on behalf of the Company from or to any governmental authority and (ii) all other information and documents concerning its business, assets, liabilities, properties and personnel as Purchaser may reasonably request.

         7.3 Confidentiality (through Closing Date). Except as otherwise required in the performance of obligations under this Agreement and except as otherwise required by law, any non-public information received by a party or its advisors from the other party shall be kept confi dential and shall not be used or disclosed for any purpose other than in furtherance of the transactions contemplated by this Agreement. Such confidential information includes, without limitation, audited and unaudited financial statements that show the Company current and projected costs, and detailed financial information supporting such statements. Purchaser shall not use (or permit to be used) any confidential information in any manner to compete against the Company, whether with respect to corporate acquisitions, sales, financing, development, management, investment, or otherwise. The obligation of confidentiality shall not extend to information (a) which is or shall become generally available to the public other than as a result of an unauthorized disclosure by a party to this Agreement or a person to whom a party has provided such information, (b) which was available to a party to this Agreement on a nonconfidential basis prior to its disclosure by one party to the other pursuant to this Agreement, (c) was independently developed by Purchaser or (d) which is disclosed by Purchaser in any legal proceeding requiring any such disclosure. Upon any termination of this Agreement, each party shall promptly return any confidential information received from the other party and, upon request, shall destroy any copies of such information in its possession. The covenants of the parties contained in this Section 7.3 supersedes the confidentiality agreement between the parties, dated December 29, 1998, and shall survive any termination of this Agreement until the earlier of (i) two (2) years from the date hereof, or (ii) the date when such information becomes generally available to the public, but shall terminate at the Closing, if it occurs, with respect to information concerning the Company.

         7.4 Notification. Each party to this Agreement shall promptly notify the other party in writing of the occurrence, or pending or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect (including without limitation, any event or circumstance which would have been required to be disclosed on any schedule to this Agreement had such event or circumstance occurred or existed on or prior to the date of this Agreement). Any such notification shall not limit or alter any of the representations, warranties or covenants of the parties set forth in this Agreement nor any rights or remedies a party may have with respect to a breach of any representation, warranty or covenant.

         7.5 Acquisition Proposals; No Solicitation. Except for the transactions contemplated by this Agreement, unless and until July 15, 1999, the Sellers shall not, nor will it permit the Company, nor any of their respective officers, directors, Affiliates, representatives, employees or agents to, directly or indirectly (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or any material part of the business and properties or capital stock of the Company or a sale of a material equity or debt security of the Company, whether by merger, consolidation, purchase of assets or otherwise, or (ii) except as required by law, disclose to any Person any information not customarily disclosed concerning the business, properties or financial statements of the Company, afford to any Person other than Purchaser and its designees access to the properties, books or records of the Company or otherwise assist or encourage any Person in connection with any of the foregoing. If the Seller or the Company shall receive any offer or proposal, written or otherwise, of the type referred to above, the Seller shall promptly inform Purchaser of such offer or proposal and furnish Purchaser with a copy thereof if such offer or proposal is in writing. In the event that the Sellers do not consummate the transaction contemplated hereby as a result of Sellers' or the Company's breach of this Section 7.5, Sellers and the Company shall be jointly and severally liable to the Purchaser for liquidated damages in the agreed upon amount of $5,000,000.00.

         7.6 Non-competition. (For purposes of this Section 7.6, all references to either AHI or the Company shall be deemed to include all of AHI's or the Company's Affiliates and Subsidiaries, as the case may be). The Sellers acknowledge that in order to assure Purchaser that Purchaser will retain the value of the Company as a "going concern," each of the Sellers agree, on the terms set forth in this Section 7.6, not to utilize their special knowledge of the business of the Company and their relationships with customers, suppliers and others to compete with the Company, subject to the terms hereafter set forth. For a period of five (5) years beginning on the Closing Date, each of the Sellers and their respective Affiliates at the time of determination, shall not engage or have an interest, anywhere in the United States of America or any other geographic area where AHI or the Company does business at the date hereof or in which its products are marketed at the date hereof, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except as an employee or consultant of Purchaser or any of its Affiliates or as an owner of two percent (2%) or less of the stock of any company listed on a national securities exchange or traded in the over-the-counter market), or through the investment of capital, lending of money or property, rendering of services or capital, or otherwise, in any business involving, relating or similar to, directly or indirectly, the business of AHI or the Company. During the same period, the Sellers and their then respective Affiliates shall not (except as an employee or consultant of Purchaser or its Affiliates), and shall not permit any of their respective employees, agents or others then under their control to, directly or indirectly, on behalf of the Sellers or any other Person, (i) call upon, accept competitive business from, or solicit the competitive business of any Person who is, or who had been at any time during the preceding three (3) years, a customer or supplier of the Company or AHI or any successor to the business of the Company or AHI or any such successor, or (ii) recruit or otherwise solicit or induce any person who is an employee or consultant of, or otherwise engaged by, the Company or AHI or any successor to the business of the Company or AHI to terminate his or her employment or other relationship with the Company or AHI or such successor, or hire any person who has left the employ of Purchaser or any such successor during the preceding three (3) years. The Sellers shall not at any time, directly or indirectly, use or purport to authorize any Person to use any name, mark, logo, a trade dress or other identifying words or images which are the same as or similar to those used currently or in the past by the Company or AHI in connection with any product or service, whether or not such use would be in a business competitive with that of the Company or AHI. The Sellers acknowledge that compliance with the restrictions set forth in this
Section 7.6 will not prevent them from earning a livelihood. As used herein, the phrase "competitive business" means any business competitive with the type of business engaged in by the Company, AHI, Purchaser or any of their Subsidiaries or Affiliates at the date hereof.

         7.7 General Confidentiality. (For purposes of this Section 7.7, all references to the Company shall be deemed to include all of the Company's Affiliates and Subsidiaries). The Sellers acknowledge that the Intellectual Property Rights and all other confidential or proprietary information with respect to the business and operations of the Company are valuable, special and unique assets of the Company. The Sellers shall not, at any time after the Closing Date, disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to the Company or Purchaser, whether or not for a Sellers' own benefit, without the prior written consent of Purchaser or unless required by law, including without limitation, (i) trade secrets, designs, formulae, drawings, Intellectual Property Rights, diagrams, techniques, research and development, specifications, data, know-how, formats, marketing plans, business plans, budgets, strategies, forecasts and client data; (ii) information relating to the products developed by the Company or AHI, (iii) the names of AHI's or the Company's customers and contacts, AHI's or the Company's marketing strategies, the names of their vendors and suppliers, the cost of materials and labor, the prices obtained for services sold (including the methods used in price determination, manufacturing and sales costs), lists or other written records used in AHI's or the Company's business, compensation paid to employees and consultants and other terms of employment, production operation techniques or any other confidential information of, about or pertaining to the business of AHI or the Company, and any other information and material relating to any customer, vendor, licensor, licensee, or other party transacting business with AHI or the Company, (iv) all tangible material that embodies any confidential and proprietary information as well as all records, files, memoranda, reports, price lists, drawings, plans, sketches and other written and graphic records, documents, equipment, and the like, relating to the business of AHI or the Company, and (vi) any other confidential information or trade secrets relating to the business or affairs of AHI or the Company which the Sellers may acquire or develop in connection with or as a result of the performance of his or its performance of the terms and conditions of this Agreement, excepting only such information as is already known to the public or which may become known to the public without any fault of the Sellers or in violation of any confidentiality restrictions. The Sellers acknowledge that Purchaser would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of the Company.

         7.8 Continuing Obligations. The restrictions set forth in Sections 7.6 and 7.7 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Company and Purchaser. Purchaser and the Sellers acknowledge that Purchaser would be irreparably harmed and that monetary damages would not provide an adequate remedy to Purchaser in the event the covenants contained in Sections
7.6 and 7.7 were not complied with in accordance with their terms. Accordingly, Sellers agree that any breach or threatened breach by any of them of any provision of Sections 7.6 or 7.7 shall entitle Purchaser to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies (including damages) which may be available to Purchaser. If the Sellers breach the covenant set forth in Section 7.6, the running of the five (5) year non-compete period described therein shall be tolled for so long as such breach continues. It is the desire and intent of the parties that the provisions of Sections 7.5 and 7.6 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of Sections 7.5 and 7.6 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, as the case may be, the time period, scope of activities or geographic area shall be reduced to the maximum which such court deems enforceable. If any provisions of Section 7.6 or
7.7 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties. In addition, if any party brings an action to enforce Sections 7.3, 7.5, 7.6 or 7.7 hereof or to obtain damages for a breach thereof, the prevailing party in such action shall be entitled to recover from the non-prevailing party all attorney's fees and expenses incurred by the prevailing party in such action.

         7.9 Lock-Up Period. Other than as set forth in this Agreement, each of the Sellers hereby acknowledges and agrees that none of them will sell, transfer, hypothecate, pledge or otherwise dispose of any of the Consideration Shares not constituting a part of the Escrowed Shares for a period of three (3) years from the Closing Date without the prior consent of AHI, and thereafter, upon prior notice to AHI. The Escrowed Shares shall not be subject to the restrictions set forth in this Section 7.9.

         7.10 401 (K) Contribution. After the Closing, Purchaser will cause the Company (or its successor) to make a discretionary payment to the Company's 401(K) Plan for the year ended September 30, 1999 in accordance with the past practice of the Company. The Sellers and the Executives represent and warrant that for the year ended September 30, 1999, the Company has agreed to make a discretionary payment of 33% of the first 5% that an employee of the Company contributes to the Company's 401(K) Plan.

         7.11 Consulting Agreements. At the Closing, Neale A. Perkins and Scott O'Brien will each enter into a Consulting Agreement with the Company. It is each of Neale A. Perkins' and Scott O'Brien's express intention to fully comply with the terms of his Consulting Agreement. Each of Neale A. Perkins and Scott O'Brien knows of no reason why he would be unable to honor his obligations pursuant to such Consulting Agreement. Notwithstanding anything to the contrary set forth in this Agreement, the representations and covenants set forth in the second and third sentences of this Section 7.11 are personal to the party who has made such representation and covenant and no other party shall be liable for any breach of such representation or covenant.

         7.12 Preservation of Business. From the date hereof through the Closing Date, the Sellers shall cause the Company to preserve its business organization intact, keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

         7.13 Notice of Certain Events. The Company or the Sellers shall promptly notify the Purchaser of (i) any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against the Company or against any officer, director, employee, consultant, agent or shareholder with respect to the affairs of the Company, (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

         7.14 Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, the Sellers shall conduct the business of the Company in such a manner so that the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and the Purchaser shall promptly be given notice of any event, condition or circumstance occurring from the date hereof through the Closing Date which would constitute a violation or breach of this Agreement.

         7.15 Payment of Debts. Prior to the Closing, the Sellers and each Executive, as the case may be, shall pay to the Company any amounts owed by such person to the Company.

         7.16 Release of Industrial Revenue Bond Guaranty. At or prior to the Closing, the Sellers shall obtain a release of the Company's obligation to guaranty certain obligations of NAP Properties, Ltd. relating to NAP Properties, Ltd.'s Industrial Revenue Bonds, including a release and termination of all liens, security interests, mortgages and any and all other obligations relating thereto.

         7.17 Release of VISCO Guaranty. At or prior to the Closing, the Sellers shall obtain a release of the Company's obligation to guaranty certain obligations of Visual Image Systems Company, LLC to Imperial Bank.

         7.18 Bank of America Release. At or prior to the Closing, the Sellers shall obtain the release by Bank of America of its liens on the Intellectual Property Rights of the Company.

         7.19 Prior Stockholders' Agreement. Prior to the Closing, the Sellers shall obtain a termination of the Stockholders' Agreement by and among the Company, Sellers and Mark Nelson.

         7.20 Joint Venture Agreement. Prior to the Closing, the Sellers shall obtain a termination of the Joint Venture Agreement by and between the Company and The Stewart Group.

         7.21 Medical Insurance Coverage. For a period of twelve (12) months following the Closing, Purchaser will provide the Executives with such medical insurance as the Purchaser may make available to, or have in effect for, its [executive]employees from time to time.

         7.22 AHI S-3. To the extent that AHI requests the Company or any of its agents to perform services for AHI in connection with the filing and preparation of AHI's Form S-3, AHI shall reimburse the Company for all reasonable expenses incurred in connection with such request by AHI, provided that the Company delivers to AHI proper invoices, reasonably detailed, outlining the work and the time spent pursuant to AHI's request.

         7.23 Tax Returns. The Sellers shall prepare and file, at their own expense all federal, state and local income tax returns and tax reports required to be filed with respect to the income, operations, business or assets of the Company and its Subsidiaries for (i) the period ending September 30, 1998 and (ii) for the period commencing October 1, 1998 and ending on the Closing Date. Not less than ten (10) business days prior to filing, the Sellers shall provide the Purchaser with a copy of any such tax returns or reports for the approval of Purchaser, which approval will not be unreasonably withheld or delayed.

         7.24 Removal of Encumbrances. The Sellers represent, warrant and covenant that they will use their best efforts as promptly as practicable to remove any encumbrance set forth on Schedule 4.11. In the event that the Sellers fail to have the encumbrances set forth on Schedule 4.11 removed within three (3) weeks of the Closing Date, Sellers shall pay the Purchaser the sum of $10,000.


                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery, mailing or transmission thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice). A copy of any notices delivered to Purchaser shall also be sent to (i) Kane Kessler, P.C., 1350 Avenue of the America, New York, New York 10019, Attention: Robert L. Lawrence, Esq., Fax No. (212) 245-3009. A copy of any notices delivered to the Sellers shall also be sent to David M. Holmes, Esq., 27281 Las Ramblas, Suite 155, Mission Viejo, CA 92691, Fax No. (949) 582-6410.

         8.2 Entire Agreement. This Agreement contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.

         8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

         8.4 Knowledge of the Parties. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge or to the knowledge of any of the parties hereto, each of the parties hereto acknowledges and confirms that it has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

         8.5 Assignment. This Agreement may not be assigned by any party without the written consent of the other party, provided that, Purchaser may assign this Agreement to a corporation of which the Purchaser maintains majority control.

         8.6 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by its President or any Vice President or other person, who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

         8.7 No Third Party Beneficiary. Except for the provisions of Section 5.4, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         8.8 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

         8.9 Expenses. Each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith, and, in the case of Sellers, any advisory or other fees to Kerlin Capital. No expenses of the Sellers relating to the transactions contemplated hereby shall be paid by the Company, but all such fees shall be paid directly by the Sellers.

         8.10 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

         8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         8.12 Time of the Essence. Wherever time is specified for the doing or performance of any act or the payment of any funds, time shall be considered of the essence.

         8.13 Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

         8.14 Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

         8.15 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

         8.16 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in New York County, New York has been brought in an inconvenient forum.

         8.17 Participation of Parties. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof.


         8.18 Further Assurances. The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Securities.

         8.19 Publicity. No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the giving of prior written notice to the Purchaser and the Company as to form, content, timing and manner of distribution. Nothing contained herein shall prevent any party or its Affiliates or Subsidiaries from making any public announcement or filing required by federal or state securities laws or stock exchange rules.

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.


                                ARMOR HOLDINGS, INC.



                       By: /s/   Robert R. Schiller
                           --------------------------------------------------
                           Name:      Robert R. Schiller
                           Title:     Executive Vice President and Director -
                                      Corporate Development

                           Address:   13386 International Parkway
                                      Jacksonville, FL 32218

                           Facsimile: (904)741-5403

                                  SELLERS:

                                  THE NEALE A. PERKINS TRUST UAD 3/13/90



                                  By: /s/  Neale A. Perkins, Trustee
                                      -----------------------------------------
                                              Neale A. Perkins, Trustee


                                  THE SCOTT T. O'BRIEN AND VICTORIA S.
                                  O'BRIEN REVOCABLE TRUST UAD 6/11/96


                                  By: /s/ Scott T. O'Brien, Trustee
                                      -----------------------------------------
                                              Scott T. O'Brien, Trustee

                                  Address:
                                           ------------------------------------


                                           ------------------------------------


                                  THE DAVID M. HOLMES AND KATHERINE C.
                                   HOLMES REVOCABLE TRUST UAD 1/13/97

                                  By: /s/   David M. Holmes, Trustee
                                      -----------------------------------------
                                                David M. Holmes, Trustee

                                  Address:
                                           ------------------------------------


                                           ------------------------------------


                                  COMPANY:


                                  SAFARI LAND LTD., INC.


                                  By: /s/   Scott T. O'Brien
                                      -----------------------------------------
                                      Name:  Scott T. O'Brien
                                      Title: President


                                  Address:
                                           ------------------------------------


                                           ------------------------------------

                                  Facsimile: (    )
                                                    ---------------------------


                                  /s/ Neale A. Perkins
                                  ---------------------------------------------
                                  Neale A. Perkins


                                  /s/ Scott T. O'Brien
                                  ---------------------------------------------
                                  Scott T. O'Brien


                                  /s/ David M. Holmes
                                  ---------------------------------------------
                                  David M. Holmes